Use these links to rapidly review the document
TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Key Energy Services, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Key Energy Services, Inc. to be held at the Inn at the Ballpark, 1520 Texas Avenue, Houston, Texas at 9:00 a.m. (Central Standard Time) on Thursday, December 6, 2007.

        The notice of meeting and proxy statement that follow this letter describe the business to be conducted at the Annual Meeting, including the election of four Class I Directors.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, we strongly encourage you to provide your proxy by telephone, the Internet or on the enclosed proxy card at your earliest convenience.

        Thank you for your cooperation and support.

Sincerely,

Dick Alario Chairman of the Board, President and Chief Executive Officer

KEY ENERGY SERVICES, INC.
1301 McKinney Street
Suite 1800
Houston, Texas 77010

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 6, 2007

To our stockholders:

        We invite you to our 2007 annual meeting of stockholders, which will be held at the Inn at the Ballpark, 1520 Texas Avenue, Houston, Texas, on Thursday, December 6, 2007 at 9:00 a.m. local time. At the meeting, stockholders will consider and act upon the following matters:

  (1)
  To elect four Class I Directors for the ensuing three years;

  (2)
  To adopt our 2007 Equity and Cash Incentive Plan;

  (3)
  To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year; and

  (4)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on October 29th, 2007, the record date for the annual meeting, are entitled to notice of, and to vote at, the meeting. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, we hope you will take the time to vote your shares. If you are a stockholder of record, you may vote over the Internet, by telephone or by completing and mailing the enclosed proxy card in the envelope provided. If your shares are held in "street name," that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

        Our stock transfer books will remain open for the purchase and sale of our common stock.

By Order of the Board of Directors,

Newton W. Wilson III Corporate Secretary

Houston, Texas
November 1, 2007

TABLE OF CONTENTS

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
DELIVERY OF SECURITY HOLDER DOCUMENTS
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1—ELECTION OF DIRECTORS
NOMINEES FOR TERM EXPIRING IN 2010 (CLASS I DIRECTORS)
DIRECTORS WHOSE TERMS EXPIRE IN 2008 (CLASS II DIRECTORS)
DIRECTORS WHOSE TERMS EXPIRE IN 2009 (CLASS III DIRECTORS)
BOARD RECOMMENDATION
CORPORATE GOVERNANCE
GENERAL
CORPORATE GOVERNANCE GUIDELINES
DIRECTOR INDEPENDENCE
DIRECTOR NOMINATION PROCESS
BOARD MEETINGS AND ATTENDANCE
DIRECTOR ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS
BOARD COMMITTEES
AUDIT COMMITTEES
COMPENSATION COMMITTEE
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
EXECUTIVE COMMITTEE
CODE OF BUSINESS CONDUCT AND CODE OF BUSINESS CONDUCT AND ETHICS FOR MEMBERS OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE OFFICERS
FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
POLICY FOR APPROVAL OF AUDIT AND NON-AUDIT FEES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION OF EXECUTIVE OFFICERS
DIRECTOR COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE COMPENSATION COMMITTEE
PROPOSAL 2—ADOPTION OF THE 2007 CASH AND EQUITY INCENTIVE PLAN
SUMMARY OF THE 2007 CASH AND EQUITY INCENTIVE PLAN
U.S. FEDERAL INCOME TAX CONSEQUENCES
BOARD RECOMMENDATION
SECURITIES AUTHORIZED FOR ISSUANCE UNDER OUR EQUITY COMPENSATION PLANS
PROPOSAL 3—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
BOARD RECOMMENDATION
OTHER MATTERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS
STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

i

KEY ENERGY SERVICES, INC.
1301 McKinney Street
Suite 1800
Houston, Texas 77010

Proxy Statement for the 2007 Annual Meeting of Stockholders

To Be Held on December 6, 2007

        This proxy statement contains information about the 2007 annual meeting of stockholders of Key Energy Services, Inc.. We are holding the meeting at the Inn at the Ballpark, 1520 Texas Avenue, Houston, Texas, on Thursday, December 6, 2007 at 9:00 a.m., local time.

        In this proxy statement, we refer to Key Energy Services, Inc. as "Key," the "Company," "we" and "us."

        We are sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors ("Board") for use at the annual meeting.

        We are mailing our Annual Report to Stockholders for the year ended December 31, 2006 with these proxy materials on or about November 1, 2007.

        You can find our Annual Report on Form 10-K for the year ended December 31, 2006 through the Securities and Exchange Commission's electronic data system, called EDGAR, at www.sec.gov. You may also obtain a printed copy of our Annual Report on Form 10-K, free of charge, from us by sending a written request to: Investor Relations, Key Energy Services, Inc., 1301 McKinney Street, Suite 1800, Houston, Texas 77010. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q.	Who can vote at the annual meeting?	A.	To be able to vote, you must have been a stockholder of record at the close of business on October 29, 2007, the record date for our annual meeting. The number of outstanding shares entitled to vote at the meeting is 132,671,423 shares of common stock.
If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the annual meeting, or any postponements or adjournments of the meeting.
Q.	What are the voting rights of the holders of common stock?	A.	Each outstanding share of our common stock will be entitled to one vote on each matter considered at the annual meeting.

Q.	How do I vote?	A.	If you are a record holder, meaning your shares are registered in your name, you may vote:
(1)
Over the Internet: Go to the website of our tabulator, American Stock Transfer & Trust Company, at www.voteproxy.com. Use the vote control number printed on your enclosed proxy card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.
(2)
By Telephone: Call 1-800-Proxies (1-800-776-9437) toll free from the U.S. and Canada, and follow the instructions on your enclosed proxy card. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.
(3)
By Mail: Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by the Board.
			(4)	In Person at the Meeting: If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.
If your shares are held in "street name," meaning they are held for your account by a broker or other nominee, you may vote:
(1)
Over the Internet or by Telephone: You will receive instructions from your broker or other nominee stating if they permit Internet or telephone voting and, if they do, explaining how to do so. You should follow those instructions.
			(2)	By Mail: You will receive instructions from your broker or other nominee explaining how you can vote your shares by mail. You should follow those instructions.
(3)
In Person at the Meeting: You must contact your broker or other nominee who holds your shares to obtain a brokers' proxy card and bring it with you to the meeting. You will not be able to vote in person at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote your shares.

Q.	Can I change my vote?	A.
Yes. You may revoke your proxy and change your vote at any time before the meeting, unless the proxy is irrevocable and is coupled with an interest. To revoke your proxy and change your vote, you must do one of the following:
(1) Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.
(2) Sign a new proxy and submit it as instructed above. Only your latest dated proxy will be counted.
(3) Attend the meeting, request that your proxy be revoked and vote in person as instructed above. Attending the meeting will not revoke your proxy unless you specifically request it.
Q.	Will my shares be voted if I don't return my proxy?	A.
If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by returning your proxy or voting by ballot at the meeting. If your shares are held in "street name," your brokerage firm may under certain circumstances vote your shares even if you do not return your proxy. If you do not return a proxy to your brokerage firm to vote your shares, your brokerage firm may, on routine matters, either vote your shares or leave your shares unvoted. Your brokerage firm cannot vote your shares on any matter that is not considered routine.

Proposal 1, the election of directors, and Proposal 3, ratification of the selection of our independent registered public accounting firm, are both considered routine matters. However, Proposal 2, adoption of the 2007 Cash and Equity Incentive Plan, is not a routine matter. We encourage you to provide voting instructions to your brokerage firm by giving your proxy to them. This ensures that your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.
Q.	How many shares must be present to hold the meeting?	A.
A majority of our outstanding shares of common stock must be present at the meeting to hold the meeting and conduct business. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone or by completing and submitting a proxy, or that are represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or does not vote on one or more of the matters to be voted upon.
If a quorum is not present, we expect to adjourn the meeting until we obtain a quorum.

Q.	What vote is required to approve each matter and how are votes counted?	A.
Proposal 1—Election of Four Class I Directors
The four nominees for director to receive the highest number of votes FOR election will be elected as directors. Abstentions are not counted for purposes of electing directors. If your shares are held by your broker in "street name," and you do not vote your shares, your brokerage firm may vote your unvoted shares on Proposal 1. You may:
•	vote FOR all nominees; or
•	vote FOR one, two or three nominees and WITHHOLD your vote from the other nominee(s).

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.
Proposal 2—Adoption of the 2007 Cash and Equity Incentive Plan

To approve Proposal 2, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. Proposal 2 is not considered a routine matter. Therefore, if your shares are held by your broker in "street name," and you do not vote your shares, your brokerage firm cannot vote your shares on Proposal 2. Shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 2, will not be counted as votes in favor of or against the proposal, and will also not be counted as votes cast on the proposal. If you vote to ABSTAIN on Proposal 2, your shares will not be voted for or against the proposal and will also not be counted as votes cast on the proposal. As a result, "broker non-votes" and votes to ABSTAIN will have no effect on the voting on the proposal.
Proposal 3—Ratification of Selection of Independent Registered Public Accounting Firm

To approve Proposal 3, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. If your shares are held by your broker in "street name," and you do not vote your shares, your brokerage firm may vote your unvoted shares on Proposal 3. If you vote to ABSTAIN on Proposal 3, your shares will not be voted in favor of or against the proposal and will also not be counted as votes cast on the proposal. As a result, voting to ABSTAIN will have no effect on the voting on the proposal.

Although stockholder approval of our Audit Committee's selection of Grant Thornton LLP as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our Audit Committee will reconsider its selection of Grant Thornton LLP.

Q.	Are there other matters to be voted on at the meeting?	A.
We do not know of any other matters that may come before the meeting other than the election of four Class I directors, the adoption of the 2007 Cash and Equity Incentive Plan and the ratification of the selection of our independent registered public accounting firm. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.
Q.	Where can I find the voting results?	A.
We expect to report the voting results in our Annual Report on Form 10-K for the year ending December 31, 2007, which we anticipate filing with the Securities and Exchange Commission, or SEC, in February 2008.
Q.	What are the costs of soliciting these proxies?	A.
We will bear the cost of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail, facsimile or in person, without additional compensation. In addition, we have retained D.F. King to solicit proxies by mail, courier, telephone and facsimile and to request brokers, custodians and fiduciaries to forward proxy soliciting materials to the owners of the stock held in their names. For these services, we will pay a fee of $6,000 plus expenses. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials.

Delivery of Security Holder Documents

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report to stockholders may have been sent to multiple stockholders in your household, unless we have received contrary instructions. We will promptly deliver a separate copy of either document to you if you request it by writing to or calling us at the following address or telephone number: 1301 McKinney Street, Suite 1800, Houston, Texas 77010, Attention: Investor Relations; 713-651-4300. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

Stock Ownership of Certain Beneficial Owners and Management

        This section provides information about the beneficial ownership of our common stock by our directors and executive officers. The number of shares of our common stock beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with his or her spouse, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

        The address for each person identified below is care of Key Energy Services, Inc., 1301 McKinney Street, Suite 1800, Houston, Texas 77010.

        Throughout this proxy statement, the individuals who served as our Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO") during fiscal 2006, and each of our three other most highly compensated executive officers are referred to as the "Named Executive Officers" or "NEOs".

        Set forth below is certain information with respect to beneficial ownership of the common stock as of October 12, 2007 by each executive officer and director and the directors and executive officers as a group. The following table does not include 5,704 shares owned by Robert K. Reeves that were granted to him on his appointment to the board of directors on October 26, 2007.

Name of Beneficial Owner	Number of Shares(1)	Percentage of Outstanding Shares(2)
Richard J. Alario(3)	573,632	*
David J. Breazzano(4)	337,571	*
Lynn R. Coleman	5,000	*
Kevin P. Collins(5)	272,643	*
William D. Fertig(6)	122,571	*
W. Phillip Marcum(7)	272,643	*
Ralph S. Michael, III(8)	41,371	*
William F. Owens	11,365	*
J. Robinson West(9)	67,571	*
Arlene M. Yocum	5,000	*
William M. Austin(10)	274,611	*
Newton W. Wilson III(11)	288,430	*
Kim B. Clarke(12)	85,781	*
Don D. Weinheimer(13)	41,119	*
Phil Coyne(14)	24,048	*
Jim D. Flynt(15)	211,002	*
J. Marshall Dodson(16)	46,666	*
D. Bryan Norwood(17)	4,472	*

Current Directors and Executive Officers as a group (18 persons)	2,685,496	2.04%

*
Less than 1%

(1)
Includes all shares with respect to which each director or executive officer directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of such shares and/or to dispose or to direct the disposition of such shares. Includes shares that may be purchased under stock options that are exercisable currently or within 60 days.

(2)
An individual's percentage ownership of common stock outstanding is based on 131,898,469 shares of our common stock outstanding as of October 12, 2007. Shares of common stock subject to stock options currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of the percentage ownership of the person holding such securities but are not deemed outstanding for computing the percentage ownership of any other person.

(3)
Includes 133,333 shares issuable upon the exercise of vested options. Includes 200,000 shares of restricted stock that have not vested.

(4)
Includes 250,000 shares issuable upon the exercise of vested options.

(5)
Includes 250,000 shares issuable upon the exercise of vested options.

(6)
Includes 100,000 shares issuable upon the exercise of vested options.

(7)
Includes 250,000 shares issuable upon the exercise of vested options.

(8)
Includes 20,000 shares issuable upon the exercise of vested options. Also includes 700 shares held jointly with Mr. Michael's spouse.

(9)
Includes 50,000 shares issuable upon the exercise of vested options.

(10)
Includes 100,000 shares issuable upon the exercise of vested options. Includes 83,334 shares of restricted stock that have not vested.

(11)
Includes 125,000 shares issuable upon the exercise of vested options. Includes 83,334 shares of restricted stock that have not vested.

(12)
Includes 11,666 shares issuable upon the exercise of vested options. Includes 43,334 shares of restricted stock that have not vested.

(13)
Includes 16,667 shares of restricted stock that have not vested.

(14)
Includes 10,000 shares issuable upon the exercise of vested options.

(15)
Includes 196,667 shares issuable upon the exercise of vested options. Does not include 500 shares held by Mr. Flynt's spouse.

(16)
Includes 6,666 shares issuable upon the exercise of vested options. Includes 40,000 shares of restricted stock that have not vested.

(17)
Does not include 20,200 shares issuable pursuant to options that have not vested.

        The following table sets forth, as of October 12, 2007, certain information regarding the beneficial ownership of common stock by each person, other than the Company's directors or executive officers, who is known by the Company to own beneficially more than 5% of the outstanding shares of common stock.

	Shares Beneficially Owned
Name and Address of Beneficial Owner
	Number	Percent
Guardian Life Insurance Company of America(1) 388 Market Street, Suite 1700 San Francisco, CA 9411	14,348,500	10.9%
MHR Fund Management LLC(2) 40 West 57th Street, 24th Floor New York, NY 10019	12,675,000	9.6%

(1)
As reported on Schedule 13G filed with the SEC on February 9, 2007, The Guardian Life Insurance Company of America ("Guardian") holds 14,348,500 shares. As a result of being subsidiaries of Guardian, Guardian Investor Services LLC and RS Investment Management Co, LLC may be deemed to be indirect beneficial owners of the shares held by Guardian.

(2)
As reported on Schedule 13G/A filed with the SEC on August 27, 2007 on behalf of MHR Institutional Partners III LP, MHR Institutional Advisors III LLC, MHR Fund Management LLC and Mark H. Rachesky, M.D. relating to an aggregate amount of 12,675,000 shares held for the accounts of MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Partners II LP, MHR Institutional Partners IIA LP and MHR Institutional Partners III LP.

PROPOSAL 1—ELECTION OF DIRECTORS

        Our Board is divided into three classes. One class is elected each year and members of each class hold office for three-year terms. The Board has set the number of directors at eleven. There are four Class I Directors, four Class II Directors and three Class III Directors. At this year's annual meeting, the terms of our Class I Directors will expire. The Class I Directors elected at this year's annual meeting will serve three year terms expiring at the annual meeting in 2010, or until their successors are elected and qualified. The Class II and Class III Directors will serve until the annual meetings of stockholders to be held in 2008 and 2009, respectively, and until their respective successors are elected and qualified.

        The persons named in the enclosed proxy will vote to elect as Class I Directors Lynn R. Coleman, Kevin P. Collins, W. Phillip Marcum and William F. Owens, unless you indicate on your proxy card that your shares should be withheld from one or more of the nominees. Our Corporate Governance and Nominating Committee has recommended, and the Board has nominated, each of the nominees for election as Class I directors. Each of the nominees is currently a member of the Board. Messrs. Coleman and Owens have been nominated for election as directors for the first time. Mr. Coleman was appointed by our Board as a new director in October 2007. He was originally proposed to the Committee by a non-management director and the Board determined to include him among its nominees. Mr. Owens was appointed by the Board as a new director in January 2007. He was originally proposed to the Committee by a non-management director and the Board determined to include him among its nominees.

        If they are elected, Messrs. Coleman, Collins, Marcum and Owens will each hold office until our annual meeting of stockholders in 2010 and until his successor is duly elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board.

        There are no family relationships between or among any of our officers or directors.

        Below are the names, ages and certain other information of each member of the Board, including the nominees for election as Class I Directors. Information with respect to the number of shares of common stock beneficially owned by each director as of October 12, 2007 appears above under the heading "Stock Ownership of Certain Beneficial Owners and Management."

Nominees for Term Expiring in 2010 (Class I Directors)

        Lynn R. Coleman, age 68, has been a partner in the energy practice of the law firm of Skadden, Arps, Slate, Meagher and Flom LLP since 1981. Prior to joining Skadden, Mr. Coleman served as the general counsel of the U.S. Department of Energy and later as deputy secretary. He holds an LLB degree from the University of Texas and a BA from Abilene Christian College.

        Kevin P. Collins, age 57, has been Managing Member of The Old Hill Company LLC since 1997. From 1992 to 1997, he served as a principal of JHP Enterprises, Ltd., and from 1985 to 1992, as Senior Vice President of DG Investment Bank, Ltd., both of which were engaged in providing corporate finance and advisory services. Mr. Collins was a director of WellTech, Inc. ("WellTech") from January 1994 until March 1996, when WellTech was merged into the Company. Mr. Collins is also a director of The Penn Traffic Company, PowerSecure International, Inc. and Contractors Holding, Inc. He holds BS and MBA degrees from the University of Minnesota. Mr. Collins is a CFA Charterholder.

        W. Phillip Marcum, age 63, was a director of WellTech from January 1994 until March 1996, when WellTech was merged into the Company. From October 1995 until March 1996, Mr. Marcum was the acting Chairman of the Board of Directors of WellTech. He was Chairman of the Board, President and Chief Executive Officer of Metretek Technologies, Inc., formerly known as Marcum Natural Gas

Services, Inc., from January 1991 to April 2007 when he retired. He is presently a principal in MG Advisors, LLC. He holds a BBA from Texas Tech University.

        William F. Owens, age 57, served as Governor of Colorado from 1999 to 2007. Mr. Owens served as a member of the Colorado state house of representatives from 1982 to 1988, as a member of the state senate from 1988 to 1994 and as Colorado state treasurer from 1994 to 1998. Prior to his public service, Mr. Owens was a consultant with Touche Ross & Co., now Deloitte & Touche, LLP. In addition to his public service, Mr. Owens served for more than 10 years as Executive Director of the Colorado Petroleum Association, which represented 400 energy firms doing business in the Rockies. He holds a master's degree in public administration from the Lyndon B. Johnson School of Public Affairs at the University of Texas at Austin and an undergraduate degree from Stephen F. Austin University.

Directors Whose Terms Expire in 2008 (Class II Directors)

        David J. Breazzano, age 51, was named Lead Director in August 2004. Mr. Breazzano is one of the founding principals of DDJ Capital Management, LLC, an investment management firm established in 1996. He holds a BA from Union College, where he serves on the Board of Trustees, and an MBA from Cornell University.

        William D. Fertig, age 51, has been Co-Chairman and Chief Investment Officer of Context Capital Management, an investment advisory firm since 2002. Mr. Fertig was a Principal and a Senior Managing Director of McMahan Securities from 1990 through April 2002. Mr. Fertig previously served in various senior capacities at Drexel Burnham Lambert and Credit Suisse First Boston from 1980 through 1990. He holds a BS from Allegheny College and an MBA from the Stern Business School of New York University.

        Robert K. Reeves, age 49, is Senior Vice President, General Counsel and Chief Administrative Officer of Anadarko Petroleum Corporation. From 2004 to February 2007, Mr. Reeves served as Senior Vice President, Corporate Affairs & Law and Chief Governance Officer of Anadarko. Prior to joining Anadarko, he served as Executive Vice President, Administration and General Counsel of North Sea New Ventures from 2003 to 2004, and as Executive Vice President, General Counsel and Secretary of Ocean Energy, Inc. and its predecessor companies from 1997 to 2003.

        J. Robinson West, age 61, is the founder, and since 1984 has served as Chairman and a director, of PFC Energy, strategic advisers to international oil and gas companies, national oil companies, and petroleum ministries. Previously, Mr. West served as U.S. Assistant Secretary of the Interior with responsibility for offshore oil leasing policy from 1981 through 1983. He was Deputy Assistant Secretary of Defense for International Economic Affairs from 1976 through 1977 and a member of the White House Staff from 1974 through 1976. He is currently a member of the Council on Foreign Relations and the National Petroleum Council, and serves as Chairman of the Board of the United States Institute of Peace. Mr. West is also a director of Cheniere Energy, Inc. He holds a BA from the University of North Carolina at Chapel Hill and a JD from Temple University Law School.

Directors Whose Terms Expire in 2009 (Class III Directors)

        Richard J. Alario, age 52, joined the Company as President and Chief Operating Officer effective January 1, 2004. On May 1, 2004, Mr. Alario was promoted to Chief Executive Officer and appointed to the Board. He was elected Chairman of the Board on August 25, 2004. Prior to joining the Company, Mr. Alario was employed by BJ Services Company, where he served as Vice President from May 2002 after OSCA, Inc. was acquired by BJ Services. Prior to joining BJ Services, Mr. Alario had over 21 years of service in various capacities with OSCA, an oilfield services company, most recently serving as its Executive Vice President. Mr. Alario received a BA from Louisiana State University.

        Ralph S. Michael, III, age 52, was President and Chief Operating Officer of the Ohio Casualty Insurance Company from July 25, 2005 until its sale on August 24, 2007. From 2004 through July 2005,

Mr. Michael served as Executive Vice President and Manager of West Commercial Banking for U.S. Bank, National Association and then as Executive Vice President and Manager of Private Asset Management for U.S. Bank. He also served as President of U.S. Bank Oregon from 2003 to 2005. From 2001 to 2002, he served as Executive Vice President and Group Executive of PNC Financial Services Group, with responsibility for PNC Advisors, PNC Capital Markets and PNC Leasing. From 1996 to 2001, he served as Executive Vice President and Chief Executive Officer of PNC Corporate Banking. He was a director of Integrated Alarm Services Group from January 2003 until April 2007 and a director of T.H.E. Inc. from 1991 to 2004. He has been a director of Cincinnati Bengals, Inc. since April 2005. Mr. Michael also served as a director of Ohio Casualty Corporation from April 2002 until July 25, 2005. Mr. Michael began serving as a director of Friedman, Billings, Ramsey Group, Inc. in June 2006 and as a director of AK Steel Corporation in July 2007. He holds a BA from Stanford University and an MBA from the Graduate School of Management of the University of California Los Angeles.

        Arlene M. Yocum, age 50, has been Executive Vice President, Managing Executive of Client Service and Distribution for PNC's Wealth Management and Institutional Investment Groups since 2003. Prior to that she served as an Executive Vice President of PNC's Institutional Investment Group from 2000 to 2003. Ms. Yocum is a director of Protection One, Inc. She holds a JD from Villanova School of Law and a BA from Dickinson College.

Board Recommendation

        The Board of Directors believes that approval of the election of Lynn R. Coleman, Kevin P. Collins, W. Phillip Marcum and William F. Owens to serve as Class I directors is in our best interests and the best interests of our stockholders and therefore recommends a vote FOR each of the nominees.

CORPORATE GOVERNANCE

General

        This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our corporate governance guidelines, committee charters and codes of conduct described below are available on our website at www.keyenergy.com. Alternatively, you can request a copy of any of these documents by writing to: Investor Relations, Key Energy Services, Inc., 1301 McKinney Street, Suite 1800, Houston, Texas 77010. Our Board strongly believes that good corporate governance is important to ensure that Key is managed for the long-term benefit of our stockholders.

Corporate Governance Guidelines

        Our Board has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth the procedures by which the Board carries out its responsibilities. Among the areas addressed by the Guidelines are director qualifications and responsibilities, Board committee responsibilities, director compensation and tenure, director orientation and continuing education, access to management and independent advisors, succession planning and management development, and Board and committee performance evaluations. The Corporate Governance and Nominating Committee is responsible for assessing and periodically reviewing the adequacy of these Guidelines and recommending proposed changes to the Board, as appropriate. The Guidelines are posted on the Company's website at www.keyenergy.com. The Company will provide Guidelines in print, free of charge, to shareholders who request them.

Director Independence

        Under applicable rules of the New York Stock Exchange, or NYSE, a director will only qualify as "independent" if our Board affirmatively determines that he or she has no direct or indirect material relationship with the Company. In addition, all members of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are also required to meet the applicable independence requirements set forth in the rules of the NYSE and the SEC.

        The Board has determined that, except for Mr. Alario, who serves as the President and Chief Executive Officer, each of our current directors is independent within the meaning of the foregoing rules. Our Board reached a similar determination with respect to two former directors who served during 2006: Daniel Dienstbier, who served as a director from January 2006 until his death in April 2007, and Morton Wolkowitz, who served as a director from 1989 until September 2007.

Director Nomination Process

        On October 29, 2004, the Board adopted a Selection Process for New Director Candidates, which sets forth guidelines for nomination as a director of the Company and the process for the selection of new candidates for the Board. It also includes procedures to be followed by shareholders who wish to recommend candidates to the Corporate Governance and Nominating Committee for its consideration in connection with its selection of director candidates to the Board. The process followed by our Corporate Governance and Nominating Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board. In addition, during fiscal 2005, the Committee retained the services of an executive search firm to help identify and evaluate potential director candidates.

        In considering whether to recommend any particular candidate for inclusion in the Board's slate of recommended director nominees, our Corporate Governance and Nominating Committee applies the criteria set forth in the guidelines contained in the Selection Process for New Director Candidates, which are available in the Corporate Governance section of our website, www.keyenergy.com. These criteria include the candidate's integrity, business acumen, a commitment to understand our business and industry, experience, conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities.

        Shareholders may nominate candidates to Key's Board by submitting such nominations in writing to the Company's Secretary no later than 120 days prior to the scheduled date for the annual meeting of shareholders. (For the 2008 annual meeting, any shareholder nominations should be submitted no later than January 30, 2008.) The Corporate Governance and Nominating Committee will consider candidates proposed by shareholders in the same manner as other candidates, so long as the shareholder meets certain eligibility standards.

        Shareholder nominations must include the name, age, business and residence address and principal occupation or employment of the proposed nominee. An explanation of how the nominee meets the Company's selection criteria, as set forth in the guidelines, is required. The nomination also must include the name and residence address of the shareholder and the number of shares of Company common stock owned by the shareholder. The shareholder must also provide the total number of shares of Company common stock that, to the shareholder's knowledge, will be voted for the proposed nominee and are owned by the proposed nominee. A signed consent of the proposed nominee to serve if elected must be submitted, and any other information relating to the proposed nominee that is required to be disclosed in solicitations of proxies for the election of directors under Regulation 14A of the Securities Exchange Act of 1934.

Board Meetings and Attendance

        The Board held three meetings, either in person or by teleconference, during the year ended December 31, 2006. During that year, each of our directors attended at least 75% of the aggregate number of Board meetings and meetings held by all committees on which he then served.

Director Attendance at Annual Meeting of Stockholders

        Our Corporate Governance Guidelines provide that directors are expected to attend the annual meeting of stockholders. We did not hold a 2006 annual meeting of stockholders, but we expect substantially all of our directors to attend the 2007 annual meeting.

Board Committees

        The Board has established four standing committees—Audit, Compensation, Corporate Governance and Nominating and Executive. Current copies of the charters of each of Audit, Compensation and Corporate Governance and Nominating committees are posted on the Corporate Governance section of our website, www.keyenergy.com.

        The Board has determined that all of the members of each of the Board's standing committees, other than the Executive Committee, are independent as defined under the NYSE rules, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

  Audit Committee

        The responsibilities of the Audit Committee include the following:

  •
  appointing, evaluating, approving the services provided by and the compensation of, and assessing the independence of, our independent registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

  •
  reviewing with the internal auditors and our independent registered public accounting firm the overall scope and plans for audits, and reviewing with the independent registered accounting firm any audit problems or difficulties and management's response;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  reviewing and discussing with management and the independent registered public accounting firm our system of internal controls, financial and critical accounting practices and policies relating to risk assessment and risk management;

  •
  reviewing the effectiveness of our system for monitoring compliance with laws and regulations;

  •
  preparing the Audit Committee report required by SEC rules (which is included on pages 15-16 of this proxy statement).

        On October 26, 2007, the composition of the Audit Committee was reconstituted. The current members of our Audit Committee are Messrs. Collins, Michael and Owens and Ms. Yocum. During 2006 and through October 25, 2007, Mr. Marcum served as a member of the Audit Committee. Mr. Michael is the Chair of the Committee. All members of Key's Audit Committee would meet the financial literacy standard required by the New York Stock Exchange rules and at least one member qualifies as having accounting or related financial management expertise under the NYSE rules. In addition, as required by the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring that each public company disclose whether or not its audit committee has an "audit committee financial expert" as a member. An "audit committee financial expert" is defined as a person who, based on his or her experience, satisfies all of the following attributes:

  •
  an understanding of generally accepted accounting principles and financial statements;

  •
  an ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves;

  •
  experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and level of complexity of issues that can reasonably be expected to be raised by Key's financial statements, or experience actively supervising one or more persons engaged in such activities;

  •
  an understanding of internal controls over financial reporting; and

  •
  an understanding of audit committee functions.

        The Board has determined that Mr. Michael satisfies the definition of "audit committee financial expert," and has designated Mr. Michael as an "audit committee financial expert."

        The Audit Committee held 11 meetings in 2006. In addition, members of the Audit Committee speak regularly with our independent registered public accounting firm and separately with the members of management to discuss any matters that the Audit Committee or these individuals believe should be discussed, including any significant issues or disagreements concerning our accounting practices or financial statements. See "Report of the Audit Committee" below.

        The Audit Committee has the authority to retain legal, accounting or other experts that it determines to be necessary or appropriate to carry out its duties. We will provide the appropriate funding, as determined by the Committee, for the payment of compensation to our independent registered public accounting firm and to any legal, accounting or other experts retained by the Committee and for the payment of the Committee's ordinary administrative expenses necessary and appropriate for carrying out the duties of the Committee.

        The charter of our Audit Committee can be accessed on the Corporate Governance section of our website, www.keyenergy.com.

  Compensation Committee

        The Compensation Committee has responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy. The responsibilities of the Compensation Committee include the following:

  •
  reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer ("CEO");

  •
  evaluating the CEO's performance in light of corporate goals and objectives and, together with the other independent directors (as directed by the Board), determining and approving the CEO's compensation level based on this evaluation;

  •
  reviewing and approving the compensation of senior executive officers other than the CEO;

  •
  reviewing and approving any incentive-compensation plans or equity-based plans;

  •
  overseeing the activities of the individuals and committees responsible for administering incentive-compensation plans or equity-based plans, including the 401(k) plan; and discharging any responsibilities imposed on the Compensation Committee by any of these plans;

  •
  approving any new equity compensation plan or any material change to an existing plan where shareholder approval has not been obtained;

  •
  in consultation with management, overseeing regulatory compliance with respect to compensation matters, including overseeing Key's policies on structuring compensation programs to preserve tax deductibility;

  •
  making recommendations to the Board with respect to any severance or similar termination payments proposed to be made to any current or former senior executive officer or member of senior management of Key;

  •
  reviewing and recommending director compensation to the Board;

  •
  preparing an annual report of the Compensation Committee on executive compensation for inclusion in Key's annual proxy statement or annual report in accordance with applicable SEC rules and regulations; and

  •
  reviewing and approving the Compensation Disclosure and Analysis for inclusion in Key's annual proxy statement or annual report in accordance with applicable SEC rules and regulations.

        On October 26, 2007, the composition of the Compensation Committee was reconstituted. The current members of the Compensation Committee are Messrs. Breazzano, Fertig, Marcum, Reeves and West, all of whom are independent, non-management members of the Board. During 2006 and through October 25, 2007, the members of the Compensation Committee were Messrs. Breazzano, Fertig, Michael and West. No Compensation Committee member participates in any of the Company's employee compensation programs other than the Key Energy Group, Inc. 1997 Incentive Plan. The Compensation Committee held nine meetings in 2006.

        The Compensation Committee has the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. With respect to compensation consultants retained to assist in the evaluation of director, CEO or executive officer compensation, this authority is vested solely in the Committee.

        The charter of our Compensation Committee can be accessed on the Corporate Governance section of our website, www.keyenergy.com.

  Corporate Governance and Nominating Committee

        The responsibilities of the Corporate Governance and Nominating Committee include the following:

  •
  identify and recommend individuals to the Board for nomination as members of the Board and its committees, consistent with criteria approved by the Board;

  •
  develop and recommend to the Board corporate governance guidelines applicable to Key; and

  •
  oversee the evaluation of the Board and management of Key.

        The Corporate Governance and Nominating Committee is composed entirely of independent directors, as that term is defined by applicable NYSE rules. On October 26, 2007, the composition of the Corporate Governance and Nominating Committee was reconstituted. The current members of the Corporate Governance and Nominating Committee are Messrs. Fertig, Breazzano, Coleman and West. The Corporate Governance and Nominating Committee held three meetings in 2006.

        The Corporate Governance and Nominating Committee has the authority and funding to retain counsel and other experts or consultants, including the sole authority to select, retain and terminate any search firm to be used to identify director candidates and to approve the search firm's fees and other retention terms.

        The charter of our Corporate Governance and Nominating Committee can be accessed on the Corporate Governance section of our website, www.keyenergy.com.

  Executive Committee

        By unanimous written consent dated May 11, 2005, the Board of Directors expanded the membership and authority of the Executive Committee of the Board. The Executive Committee was delegated all of the powers of the Board, except those powers reserved to the full Board of Directors under Maryland law. From May 11, 2005 through October 25, 2007, the Executive Committee largely acted in place of the Board of Directors. During 2006, Messrs. Alario, Breazzano, Collins, Dienstbier, Fertig, Marcum, Michael, and West served on the Executive Committee. The Executive Committee held 13 meetings in 2006.

        Effective October 26, 2007, the Executive Committee's membership was modified. The members of the Executive Committee shall consist of the CEO and Chairman, the lead director and each chairperson of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee of the Board of Directors. The current members of the Executive Committee are Messrs. Alario, Breazzano, Fertig and Michael. The Executive Committee will no longer act in place of the Board of Directors, except in situations where it may be impracticable to assemble the full Board to consider a matter on a timely basis. Any action by the Executive Committee will be promptly reported to the full Board.

Code of Business Conduct and Code of Business Conduct and Ethics for Members of the Board of Directors

        We adopted a Code of Business Conduct on April 5, 2006 that superseded our Code of Business Conduct and Ethics, which was adopted in October 2004. The new policy applies to all of our employees, including our Chief Executive Officer, Chief Financial Officer and senior financial and accounting officers. In addition, we adopted a Code of Business Conduct and Ethics for Members of the Board of Directors on April 18, 2005. Among other matters, the Code of Business Conduct and the Board Code of Conduct establish policies to deter wrongdoing and to promote both honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest, compliance with applicable laws, rules and regulations, full, fair, accurate, timely and understandable disclosure in public communications and prompt internal reporting of violations of the Code of Business Conduct. We also have an Ethics Committee, composed of members of management, which administers our ethics and compliance program with respect to our employees. In addition, we provide an ethics line for reporting any violations on a confidential basis. Copies of our Code of Business Conduct and the Board Code of Conduct are available on our website at www.keyenergy.com. We will post on our internet website all waivers to or amendments of our Code of Business Conduct and the Board Code of Conduct that are required to be disclosed by applicable law and the NYSE listing standards.

Report of the Audit Committee

        The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2006 and has discussed these financial statements with our management and independent registered public accounting firm.

        The Audit Committee has also received from, and discussed with, Grant Thornton LLP, our independent registered public accounting firm, various communications that our independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

        Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with the independent registered public accounting firm their independence from Key.

        Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006.

By the Audit Committee of the Board of Directors
Ralph S. Michael, III, Chairman Kevin P. Collins W. Phillip Marcum William F. Owens

Executive Officers

        Below are the names, ages and certain other information on each of our executive officers, other than Mr. Alario, whose information is provided above.

William M. "Bill" Austin, age 61, Senior Vice President and Chief Financial Officer. On January 20, 2005, Mr. Austin was named Senior Vice President, Chief Financial Officer and Chief Accounting Officer. Mr. Austin served as an advisor, principally in a financial capacity, to the Company for six months prior to becoming an officer of Key. Prior to joining the Company, Mr. Austin served as Chief Restructuring Officer of Northwestern Corporation from 2003 to 2004, which declared bankruptcy in September 2003. Mr. Austin served as Chief Executive Officer, U.S. Operations, of Cable & Wireless/Exodus Communications from 2001 to 2002, which declared bankruptcy in September 2001. He also served as Chief Financial Officer of BMC Software from 1997 to 2001. Prior to that, Mr. Austin spent nearly six years at McDonnell Douglas Aerospace, a subsidiary of McDonnell Douglas Corporation, serving most recently as Vice President and Chief Financial Officer, and 18 years at Bankers Trust Company. Mr. Austin received a BS in Electrical Engineering from Brown University and an MBA from Columbia University.

Newton W. Wilson III, age 56, Senior Vice President, General Counsel and Secretary. Mr. Wilson joined the Company as Senior Vice President and General Counsel effective January 24, 2005. He also was appointed Secretary effective January 24, 2005. Previously, Mr. Wilson served as Senior Vice President, General Counsel and Secretary of Forest Oil Corporation, which he joined in November 2000. Prior to joining Forest, Mr. Wilson was a consultant to the oil industry as well as an executive for two oil and gas companies, Union Texas Petroleum and Transco Energy Company. Mr. Wilson received a BBA from Southern Methodist University and a JD from the University of Texas.

Kim B. Clarke, age 51, Senior Vice President and Chief People Officer. Ms. Clarke joined the Company on November 22, 2004 as Vice President and Chief People Officer. She was elected as an executive officer in January 2005. As of January 1, 2006, Mr. Clarke serves as our Senior Vice President and Chief People Officer. Ms. Clarke previously served as Vice President of Human Resources for GC Services from 1999 to 2004. Prior to that she served in a number of senior level human resource roles for Browning-Ferris Industries (BFI) from 1988 to 1997 and as BFI's Vice President Human Resources from 1997 to 1999. Ms. Clarke's 25 years of work experience also includes industry experience with Baker Service Tools and National Oilwell. Ms. Clarke holds a BS Degree from the University of Houston.

Don D. Weinheimer, age 48, Senior Vice President of Business Development, Technology and Strategic Planning. Mr. Weinheimer joined the Company on October 2, 2006. Previously, Mr. Weinheimer served as Vice President, Technology Globalization, within Halliburton's Energy Services Group from July 2006 to October 2006. Prior to that, Mr. Weinheimer served as Vice President, Innovation and Marketing within the Production Optimization Division of Halliburton from July 2004 to July 2006. Mr. Weinheimer has over 25 years of industry experience, including international operational and business development experience in both the Middle East and Algeria. Mr. Weinheimer holds a BS degree in Agricultural Engineering from Texas A&M University.

Phil G. Coyne, age 56, Senior Vice President—Eastern Region. Mr. Coyne became Senior Vice President of the Company's Eastern Region in September 2004. He was appointed as an executive officer in April 2005. Mr. Coyne joined the Company as Vice President Eastern Region in April of 2004. Before joining the Company, Mr. Coyne was Vice President of North America for Owen Oil Tools, an explosives manufacturer and a division of Core Laboratories, from 2001 to 2004. He served as U.S. Operations Support Manager for Wood Group (a British based company) from 1999 to 2001. Mr. Coyne served in various positions with Western Atlas from 1984 to 2000, most recently serving as the District Manager of Atlas's Broussard, Louisiana offshore operations. Mr. Coyne is a Vietnam era veteran and was in the Air Force stationed primarily in Thailand.

Jim D. Flynt, age 61, Senior Vice President—Western Division. Mr. Flynt assumed his current position as Senior Vice President—Western Region effective September 2004. Mr. Flynt became an executive officer of the Company effective March 5, 2003 when he was promoted to Senior Vice President—Production Services. From December 1999 to March 2003, Mr. Flynt served as Vice President—Western Operations. Mr. Flynt joined the Company in September 1998 as the President of the Company's California Division, following the Company's acquisition of Dawson Production Services, Inc. From February 1997 to September 1998, Mr. Flynt served as the Regional Vice President of Dawson Production Services, Inc. Before joining Dawson Production Services, Inc., he was Vice President, Area Manager, of Pride Petroleum Services, Inc. from January 1996 to February 1997. From June 1995 to January 1996, he served as District Manager of Pool California Production Service, a subsidiary of Pool Energy Services Co. From March 1976 to June 1995, he served as Vice President, Operations, of California Production Services, Inc.

J. Marshall Dodson, age 36, Vice President and Chief Accounting Officer. Mr. Dodson joined the Company as Vice President and Chief Accounting Officer on August 22, 2005. Prior to joining the Company, Mr. Dodson served in various capacities at Dynegy, Inc. from 2002 to August 2005, most recently serving as Managing Director and Controller, Dynegy Generation since 2003. Mr. Dodson started his career with Arthur Andersen LLP in Houston, Texas in 1993, serving most recently as a senior manager prior to joining Dynegy, Inc. Mr. Dodson is a Certified Public Accountant and received a BBA from the University of Texas at Austin in 1993.

D. Bryan Norwood, age 52, Vice President and Treasurer. Mr. Norwood was named Vice President and Treasurer effective October 20, 2006. Mr. Norwood has 28 years of experience, most recently as Eastern Region Controller for the Company, having served in that capacity from September 2005 to October 2006. Prior to joining Key, Mr. Norwood had a consulting company DBN Norwood Services, Inc., from September 2003 to September 2005. He served as Vice President Finance-Americas for Bredero Shaw Company from January 1998 to September 2003. Mr. Norwood is a Certified Public Accountant and is a graduate of the University of Texas at Austin, where he received his BBA.

Fees of Independent Registered Public Accounting Firm

  Auditors Fees

        Effective December 1, 2006, Grant Thornton LLP was engaged as the Company's registered independent public accountant. Grant Thornton did not bill us prior to 2007. We incurred approximately $8.9 million in audit fees in 2007 related to the audits of the three years ended December 31, 2006. We have not engaged Grant Thornton for services beyond the audit or review of our financial statements and internal control over financial reporting.

        Prior to the engagement of Grant Thornton, KPMG LLP served as our registered independent public accountant in 2005 and until December 1, 2006. Audit fees paid to KPMG in 2006 and prior periods relate to our financial statements for 2003 and prior years. Our registered independent public accountants billed Key for the aggregate fees set forth in the table below for services provided during 2006 and 2005.

	2006	2005
Grant Thornton LLP Audit Fees	$—	$—
KPMG LLP Audit Fees	3,370,000	5,898,000
KPMG LLP Audit-Related Fees	5,960	150,000
KPMG LLP Tax Fees	—	175,556
KPMG LLP All Other Fees	46,486	19,324

Total	$3,422,446	$6,242,880

        Audit fees include fees paid or to be paid by Key for professional services rendered for the audit of the Company's annual financial statements, including the audit of the annual financial statements for the fiscal year ended December 31, 2003, audit services related to Key's restatement of prior period financial statements, and services related to the audit of the Company's internal control over financial reporting.

        Audit-related fees include fees paid or to be paid by Key for assurance and related services that are reasonably related to the performance of the audit or review of Key's financial statements and are not included in audit fees.

        Tax fees include fees paid or to be paid by Key for professional services rendered for tax compliance, tax advice, and tax planning.

        All other fees include fees paid or to be paid by Key for other services.

Policy for Approval of Audit and Non-Audit Fees

        The Audit Committee has an Audit and Non-Audit Services Pre-Approval Policy. The policy requires the Audit Committee to pre-approve the audit and non-audit services performed by our independent auditor. Under the policy, the Audit Committee establishes the audit, audit-related, tax and all other services that have the approval of the Audit Committee. The term of any such pre-approval is 12 months from the date of pre-approval, unless the Audit Committee adopts a shorter period and so states. The Audit Committee will periodically review the list of pre-approved services and will add to or subtract from the list of pre-approved services from time to time. The Committee will also establish annually pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee.

        The Audit Committee has delegated to its Chairman the authority to pre-approve services, not previously pre-approved by the Audit Committee, that involve aggregate payments (with respect to each such service or group of related services) of $50,000 or less. The Chairman will report any such pre-approval to the Audit Committee at its next scheduled meeting.

        The policy contains procedures for a determination by the CFO that proposed services are included within the list of services that have received pre-approval of the Audit Committee. Proposed services that require specific approval by the Audit Committee must be submitted jointly by the auditor and the CFO and must include backup statements and documentation regarding the proposed services and whether the proposed services are consistent with the SEC's rules on auditor independence.

        The Audit Committee has considered whether the provision of certain non-audit services by Grant Thornton LLP is compatible with maintaining auditor independence and has determined that auditor independence has not been compromised.

Certain Relationships and Related Transactions

  Review of Related Party Transactions

        In July 2007, the Executive Committee of the Board adopted a written, revised Affiliate Transaction Policy which requires advance review and approval of any proposed transactions (other than employee or director compensation) between the Company and an affiliate of the Company. For this purpose, affiliates include major shareholders, directors and executive officers and members of their immediate family (including in-laws), nominees for director, and affiliates of the foregoing persons, as determined in accordance with SEC rules. In determining whether to approve an affiliate transaction, the Board will use such process its deems reasonable in light of the circumstances, such as the nature of the transaction and the affiliate involved, and which may include an analysis of any auction process involved, an analysis of market comparables, use of an appraisal, obtaining an investment banking opinion or a review by independent counsel. The policy requires the Board to determine that, under all of the circumstances, the covered transaction is in, or not inconsistent with, the best interests of the Company, and requires approval of covered transaction by a majority of the Board (other than interested directors). The Board, in its discretion, may delegate this authority to the Corporate Governance and Nominating Committee or another committee comprised solely of independent directors, as appropriate.

        In addition, the Company requires on an annual basis that the directors and executive officers of the Company complete a Directors and Officers Questionnaire to describe certain information and relationships (including those involving their immediate family members) that may be required to be disclosed in the Company's Form 10-K, annual proxy statement and other filings with the SEC. Director nominees and newly appointed executive officers must complete the questionnaire at or before the time they are nominated or appointed. If a change occurs in certain information required to be disclosed in the questionnaire after it is completed, the director or executive officer must immediately report this to the Company throughout the year, including changes in relationships between immediate family members and the Company, compensation paid from third parties for services rendered to the Company not otherwise disclosed, interests in certain transactions, and facts that could affect director independence. Directors are required to disclose in the questionnaire, among other things, any transaction that the director or any immediate family member has entered into with the Company or relationships that a director or an immediate family member has with the Company, whether direct or indirect. This information is provided to the Company's legal department for review and, if required, submitted to the Board for the process of determining independence.

        For fiscal year ended December 31, 2006, Craig Owen, the son-in-law of Jim Flynt, our Senior Vice President—Western Region, served, and continues to serve, as a manager in our Rocky Mountain Division. Mr. Owen received approximately $137,000 in salary, bonus and benefits as of December 31, 2006. Mr. Owen has been with Key since 1980. We believe that Mr. Owen's compensation is comparable to what he would receive absent his relationship to Mr. Flynt.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Oversight of Executive Compensation Program

        As described above under "Board Committees—Compensation Committee," the Compensation Committee of our Board has responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy. The Compensation Committee has the authority to engage independent compensation consultants, who report directly to the committee to advise and consult on compensation issues.

        The Compensation Committee has taken the following actions during 2005 and 2006 to improve the links between senior executive pay and performance by:

  •
  clearly aligning incentive pay with overall Company objectives and goals;

  •
  hiring an independent compensation consultant to advise on executive compensation issues; and

  •
  realigning compensation structures based on a clearly defined competitive pay strategy.

Compensation Consultant

        In June 2005, the Compensation Committee retained Towers Perrin as its independent compensation consultant to advise the Compensation Committee on all matters related to the senior executives' compensation and general compensation programs. This relationship with Towers Perrin continued in 2006.

        Towers Perrin assisted the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of peer competitors. Towers Perrin also provided guidance on industry best practices. Towers Perrin advised the Compensation Committee in (1) determining base salaries for senior executives, (2) recommending long-term incentive initiatives for consideration, and (3) designing and recommending individual grant levels for the 2006 long-term incentive awards for the senior executives.

        Towers Perrin recommended to the Compensation Committee the appropriate long-term and short-term incentives and also made recommendations with respect to total compensation for senior executives. Long-term incentives include stock options, restricted stock and other forms of benefits that may be considered a component in total compensation.

        Compensation ranges for all positions are reviewed annually for adjustment based on cost of living or shifts in the market. Towers Perrin's last review in 2006 was completed in October of that year. A review was also completed during April 2007. The benchmarks used for executive compensation comparisons include industry peer data and nationwide industry data recommended by Towers Perrin. Included in the peer data review were the following companies:

  •
  Basic Energy Services, Inc.

  •
  Complete Production Services, Inc.

  •
  Grant Prideco, Inc.

  •
  Grey Wolf, Inc.

  •
  Patterson-UTI Energy, Inc.

  •
  Pride International, Inc.

  •
  Superior Well Services, Inc.; and

  •
  W-H Energy Services, Inc.

        The recommendations of Towers Perrin including the selection of the peer group were reviewed with management and adjusted by the Compensation Committee as appropriate to provide the most relevant information to the Compensation Committee. Areas such as revenue, number of employees and scope of NEO duties were considered when selecting market comparisons.

        From time to time, Towers Perrin provided advice with respect to reviewing and structuring our policy regarding fees paid to our directors as well as other equity and non-equity compensation awarded to non-management directors, including designing and determining individual grant levels for the 2006 long-term incentive awards. Towers Perrin was not engaged to do any additional work for us outside of executive and director compensation.

        In May 2007, the Compensation Committee engaged and retained Longnecker & Associates as the new compensation consultant. Advice and consulting for all non-executive compensation is completed by third parties other than Towers Perrin or Longnecker & Associates.

Role of Executives in Establishing Compensation

        The Compensation Committee makes the final determination of all compensation paid to our NEOs and is involved in all compensation decisions affecting our Chief Executive Officer. However, management also plays a role in the determination of executive compensation levels. The key members of management involved in the compensation process are the Chief Executive Officer, the Chief Financial Officer, the General Counsel and the Chief People Officer. Management proposes certain corporate and executive performance objectives for executive management. Management also participates in the discussion of peer companies to be used to benchmark NEO compensation, and recommends the overall funding level for cash bonuses and equity incentive awards. All management recommendations are reviewed, modified as necessary by the Compensation Committee, and approved by the Compensation Committee.

Compensation Philosophy

        In order to recruit and retain the most qualified and competent individuals as senior executives, we strive to maintain a compensation program that is competitive in our market and with respect to the general profession of our executives. We are committed to hiring and retaining qualified, motivated employees at all levels within the organization while ensuring that all forms of compensation are aligned with business needs. The purpose of our compensation program is to reward exceptional organizational and individual performance. Our compensation system is designed to support the successful attainment of our vision, values and business objectives.

        The following compensation objectives are considered in setting the compensation components for our senior executives:

  •
  attract and retain key executives responsible not only for our continued growth and profitability but to ensure proper corporate governance and principles;

  •
  motivate management to enhance long-term shareholder value and to align our executives' interests with that of our shareholders;

  •
  correlate a portion of management's compensation to measurable performance, including specific financial and operating goals; and

  •
  set compensation and incentive levels that reflect competitive market practices.

        We want our executives to be motivated to achieve the Company's short- and long-term goals, without sacrificing our financial and corporate integrity in trying to achieve those goals. While an executive's overall compensation should be strongly influenced by the achievement of specific financial targets, we believe that an executive must be provided a degree of financial certainty and stability in his or her compensation.

        The principal components of our executive compensation program are base salary, cash incentive bonuses and long-term incentive awards in the form of stock options, restricted stock and phantom stock awards. We blend these elements in order to formulate compensation packages which provide competitive pay, reward the achievement of financial, operational and strategic objectives on a short- and long-term basis, and align the interests of our executive officers and other senior personnel with those of our shareholders. To understand our compensation philosophy, it is important to note that we believe that compensation is not the only manner in which we attract people to Key. We strive to hire and retain talented people who are compatible with our corporate culture, committed to our core values, and who want to make a contribution to our mission.

Elements of Compensation

        The total compensation and benefits program for our senior executives generally consists of the following components:

  •
  base salaries;

  •
  cash bonus incentive plan;

  •
  long-term equity-based incentive compensation;

  •
  retirement, health and welfare benefits;

  •
  perquisites; and

  •
  certain post-termination payments.

Base Salaries

        We provide base salaries to compensate our senior executives and other employees for services performed during the fiscal year. This provides a level of financial certainty and stability in an industry with historical volatility and cyclicality. The base salaries are designed to reflect the experience, education, responsibilities and contribution of the individual executive officers. This form of compensation is eligible for annual merit increases, and is initially established for each executive through individual negotiation and is reflected in the executive's employment agreement. Thereafter, salaries are reviewed annually, based on a number of factors, both quantitative, including detailed organizational and competitive analyses performed by an independent consultant engaged by the Compensation Committee, and qualitative, including the Compensation Committee's perception of the executive's experience, performance and contribution to our business objectives and corporate values.

        The average salary increase for the NEOs overall during 2006 was 7.7%. In addition, effective May 6, 2007, each of the NEOs, other than Mr. Flynt, received an average salary increase of 5.5%.

Cash Bonus Incentive Plan

        The cash bonus incentive awards are variable cash compensation earned only when established semi-annual performance goals are achieved. It is designed to reward the plan participants, including the NEOs who have achieved certain corporate and executive performance objectives and have contributed to the achievement of certain short- and long-term objectives of the Company.

        Under this cash compensation program, each executive has the opportunity to earn a cash incentive compensation bonus based on the achievement of pre-determined operating and financial performance measures and other performance objectives established semi-annually by the Compensation Committee. Those goals are financial targets, safety targets, retention targets and some individual job-related targets. Each goal is weighted in terms of percentage of the total program.

        Our financial target is measured by our EBITDA performance and is tied to our financial business plan, which is approved by the Board. The Compensation Committee establishes a threshold and a target percentage of EBITDA performance for the period. The threshold level of EBITDA performance must be met in order to fund the incentive program. If the EBITDA performance falls short of such threshold, then no incentive bonuses are awarded under the program regardless of goal achievement under the other measures. If EBITDA threshold is achieved, but less than 100% of the target is achieved, then the executive may receive an incremental bonus percentage with respect to the EBITDA target. Assuming that the EBITDA financial threshold is met, the executive can then receive credit in the other bonus measurements. The executive may also receive incremental credit for the other bonus measurements even though 100% of the target goal with respect to each other performance measurement has not been reached. The Compensation Committee reviews these goals at the beginning of the period and authorizes payment following the end of the period.

        Each executive's bonus opportunity is initially reflected in the executive's employment agreement and subsequently reviewed at least annually. Currently, the Compensation Committee has set the aggregate annual bonus opportunity as a percentage of base salary. The participation percentage for all eligible employees can range from 10% to 100% of base salary. The participation percentage for all NEOs is 100%.

        If the Company performs above the financial business plan and therefore exceeds the established EBITDA performance measures, additional increments are awarded up to 140% of the weighted portion of the EBITDA target. Achievement over and above the financial target can occur only when the business plan is exceeded. In as much as the business plan is our estimate of maximum expected achievement for such six-month period, exceeding the target for this measure is difficult.

        The following measures, which are discussed in more detail below, determined the size of bonus awards earned by the NEOs during 2006:

  •
  EBITDA

  •
  safety

  •
  employee turnover

  •
  DSO and DSO related measurements; and

  •
  additional individual objectives.

Depending upon actual performance under each of these measures, participants of the plan, including executives, may earn up to 130% of their total bonus opportunity.

Measurements

  EBITDA

        The financial target is based on EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization expenses; however, during the course of our previous restatement process and prior to being current with our financial reporting obligations, we calculated this financial target as revenue less direct costs, less general and administrative expenses. We believe that this calculation was a comparable alternative for measuring financial performance and we generally refer to the financial target in this report as the EBITDA target.

  Safety

        The safety target is based on a goal established by the Compensation Committee at the beginning of the period. This goal represents the improvement required or desired result in the Occupational Safety and Health Administration ("OSHA") recordable incident rate. OSHA recordable incident rates are determined by measuring the number of incidents, such as accidents or injuries, involving our employees. Incidents that are recorded include accidents or injuries potentially resulting in a fatality, an employee missing work, an employee having to switch to "light" duty work or an employee needing to have medical treatment.

  Employee Turnover

        The employee retention goal is used as an incentive to reduce employee turnover. The goals are established by the Compensation Committee at the beginning of the period and represent a specific percent of improvement or a desired minimum in the number of employees that terminate employment with the Company from the prior period goal.

  Days Sales Outstanding (DSO)

        DSO and DSO-related measurements indicate how quickly the Company is collecting on its invoices and the aging of its receivables. The Compensation Committee establishes a goal representing a certain level of improvement in the rate of collection.

  Individual Objectives

        Individual performance goals are based on individual objectives for each NEO specific to his or her area of expertise and influence, such as the implementation of a new corporate-wide initiative, system or policy. The Compensation Committee sets, to the extent it deems appropriate, the individual targets for the CEO and CFO, while the CEO sets the individual objectives for all other NEOs. The targets for these measures are derived from our 2006 business plan as approved by the Board and are set at or above the levels set within the business plan.

        Under our incentive compensation program, the Compensation Committee has discretion to adjust targets, as well as individual awards, either positively or negatively. For example, during 2006, the Compensation Committee recognized 100% achievement in the second-half employee turnover goal when the Company had fallen short of such goal by less than one percent.

        The percentage weighting with respect to these target measurements and actual achievement levels for the first and second half of 2006 (expressed as a percentage of base salary for the corresponding period) are highlighted in the tables below:

PERCENTAGE WEIGHTING OF
FIRST HALF 2006 INCENTIVE MEASURES

Participant	EBITDA	Safety	Turnover	Individual	DSO	Target	1H06 Actual
Richard J. Alario	70%	15%	10%	—	5%	100%	124%
William M. Austin	70%	5%	10%	—	15%	100%	117%
Newton W. Wilson III	65%	15%	10%	5%	5%	100%	121%
Kim B. Clarke	55%	15%	10%	20%	—	100%	121%
Jim D. Flynt	55%	25%	10%	—	10%	100%	97%

PERCENTAGE WEIGHTING OF
SECOND HALF 2006 INCENTIVE MEASURES

Participant	EBITDA	Safety	Turnover	Individual	DSO	Target	2H06 Actual
Richard J. Alario	75%	15%	10%	—	—	100%	114%
William M. Austin	65%	15%	10%	5%	5%	100%	109%
Newton W. Wilson III	65%	15%	10%	5%	5%	100%	109%
Kim B. Clarke	50%	15%	10%	25%	—	100%	108%
Jim D. Flynt	50%	20%	10%	5%	15%	100%	100%

        After giving effect to the restatement and related adjustments as reflected in the 2006 Annual Report, the actual achievement levels for each of NEOs, which are expressed as a percentage of base salary, for the second half of 2006 would have been as follows:

Participant	2H06 Actual (adjusted)
Richard J. Alario	92%
William M. Austin	87%
Newton W. Wilson III	87%
Kim B. Clarke	93%
Jim D. Flynt	93%

        The first half achievement levels did not change. The Compensation Committee reviewed the second half achievement levels and took this information into account in determining future cash bonus incentive awards. No action was taken with respect to any prior awards.

Long-Term Equity-Based Incentive Compensation

        The purpose of our long-term incentive compensation is to align the interest of our executives with that of our shareholders. We want our executives to be focused on increasing shareholder value. In order to encourage and establish this focus on shareholder value we use two long-term incentive vehicles: the Key Energy Group, Inc. 1997 Incentive Plan (the "Incentive Plan") and the Key Energy Services, Inc. 2006 Phantom Share Plan (the "Phantom Plan").

        As a result of the Company's inability to file its 2003 Annual Report on Form 10-K and the subsequent delay in filing this report, the Company has been unable to allow the exercise of any vested stock options. In addition, the Company's failure to have current financial statements on file with the SEC has limited the ability of the Compensation Committee to issue restricted shares, except to those senior executives who qualified for an exemption from registration under the Securities Act. The Compensation Committee considered these limitations in determining the components of equity-based compensation granted to its senior executives.

  Key Energy Group, Inc. 1997 Incentive Plan

        To promote our long-term objectives, equity awards are made under the Incentive Plan to directors, executive officers and other employees who are in a position to make a significant contribution to our long-term success. Our Incentive Plan provides that the Compensation Committee has the authority to grant participants different types of equity awards, including non-qualified and incentive stock options, shares of common stock and restricted stock. Since equity awards may vest and grow in value over time, this component of our compensation plan is designed to provide incentives to reward performance over a sustained period.

  Stock Options. Stock options represent rights to purchase shares of Key stock at a set price at some date in the future, not to exceed ten years from the date of grant. Stock options are granted with an exercise price equal to the closing stock price on the business day immediately preceding the date of grant.

  We believe that awards of stock options provide a significant incentive for senior executives to remain employed and to achieve and maintain high levels of performance over multi-year periods, and strengthen the connection between executive and shareholder interests. Although no performance-vesting criteria are applied to our stock option awards, we believe that stock options represent a powerful performance incentive, as the options become valuable only to the extent that our stock price increases following the date of grant.

  We have not allowed the exercise of any stock options since 2004. Until we have an effective registration statement on file with the SEC, we will be unable to issue any shares upon exercise of the outstanding options.

  Restricted Stock. Restricted stock awards represent awards of actual shares of our common stock, earned contingent upon continued employment. Typically the restricted stock we grant to our executives vests at a rate of one-third per year over a three-year term.

  We believe that awards of restricted stock provide a significant incentive for executives to achieve and maintain high levels of performance over multi-year periods, and strengthen the connection between executive and shareholder interests. We believe that restricted shares are a powerful tool for helping us retain executive talent. The higher value of a share of restricted stock in comparison to a stock option allows us to issue fewer total shares in order to arrive at a competitive total long-term incentive award value. Furthermore, we believe that the use of restricted stock reflects competitive practice among other production service companies with whom we compete for executive talent. Until we have filed a registration statement covering the resale of the restricted shares, the ability of shareholders to resell the shares after they have vested will also be limited by the Securities Act.

  Key Energy Services, Inc. 2006 Phantom Share Plan

        In December 2006, the Compensation Committee adopted the Company's Phantom Plan. The Phantom Plan's purpose is to enable the Company to obtain and retain the services of the types of employees who will contribute to the long range success of the Company and its affiliates and to provide an incentive to increase the value of the Company's equity which inures to the benefit of all shareholders of the Company. The Phantom Plan has allowed the Company to issue equity-based incentives to employees and executives who, because of the Company's late filing status, would have been otherwise unable to participate in such plans. The Company has a maximum number of 495,500 Phantom Shares reserved for issuance under this Phantom Plan, of which 489,500 have been awarded.

        Under the terms of the Phantom Share Agreement, within 20 business days of the vesting date of outstanding Phantom Shares, we will deliver to the employee a payment in cash equal to the value of the vested Phantom Shares as determined by the then-fair market value of our common stock. No performance-vesting criteria are applied to our Phantom Plan awards; however, the value of a Phantom Plan award is tied directly to the price of our common stock at the time of vesting. We believe that this represents a powerful performance incentive since the value of the Phantom Share depends entirely on the price of the Company's stock.

Retirement, Health and Welfare Benefits

        We offer a variety of health and welfare and retirement programs to all eligible employees. Under the terms of their employment agreements, the NEOs are eligible for the same broad-based benefit programs on the same basis as the rest of the Company's employees. Our health and welfare programs include medical, pharmacy, dental, vision, life insurance and accidental death and disability. For some of our NEOs, we also pay all covered out-of-pocket expenses for healthcare not otherwise covered by insurance.

Perquisites

        In addition to the compensation described above, under the terms of their respective employment agreements, executive officers may also be paid reasonable fees for personal financial advisory counseling, accounting and related services, legal advisory or attorney's fees and income tax preparation and tax audit services. Additional perquisites include auto allowances plus reimbursement for reasonable insurance and maintenance expenses and club memberships. The costs to the Company associated with providing these benefits for NEOs in 2006 are reflected in the Perquisites Table on page 29.

401(k) Plan

        We maintain a 401(k) plan for our employees. Under the 401(k) plan, eligible employees may elect to contribute up to 100% of their eligible compensation on a pre-tax basis in accordance with the limitations imposed under the Code.

        We also match 100% of each employee's deferrals up to 4% of the individual's eligible salary, which for 2006 was $220,000. Therefore, even if an employee earned more than $220,000 in eligible salary, the contribution match made by the Company could not exceed $8,800.

        The cash amounts contributed under the 401(k) plan are held in a trust and invested among various investment funds in accordance with the directions of each participant. An employee's salary deferral contributions under the 401(k) plan are 100% vested. Our matching contributions vest at the rate of 25% for each year of service. Therefore, an employee is fully-vested in all Company matching contributions after four years of employment with Key. Participants of the plan are entitled to payment of their vested account balances upon termination of employment. Participants of the plan are eligible for 100% of their account balances in the event of retirement, disability or death. We made employer matching contributions to the 401(k) plan of approximately $7.4 million for the year ended December 31, 2006.

Severance Payments/Change In Control

        We have employment agreements in place with each of the NEOs providing for their severance compensation for a period of up to three years in the event the executive's employment is terminated under a variety of reasons, including a change in control of the Company. We have provided more information about these benefits, along with estimates of the value under various circumstances under "Potential Payments upon Termination or Change in Control" below.

        Our practice in the case of change in control benefits has been to structure these as "double trigger" benefits. In other words, the change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated during a specified period after a change of control. We believe a "double trigger" benefit maximizes shareholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing appropriate incentives to cooperate in negotiating any change of control. In addition, these agreements avoid distractions involving executive management that arise when the Board is considering possible strategic transactions involving a change in control, and assure continuity of executive management and objective input to the Board when it is considering any strategic transaction. For additional information concerning our change in control agreements, see "Potential Payments upon Termination or Change in Control" below.

        Each of the executive officers is subject to noncompete and non-solicitation provisions pursuant to the terms of their employment contracts.

Regulatory Considerations

        The tax and accounting consequences of utilizing various forms of compensation are considered by the Compensation Committee when adopting new or modifying existing compensation.

        Under Section 162(m) of the Internal Revenue Code, publicly-held corporations may not take a tax deduction for compensation in excess of $1 million paid to any of the executive officers named in the Summary Compensation Table during any fiscal year. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. To maintain flexibility in compensating executives in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible under Section 162(m). However, the Compensation Committee considers deductibility under Section 162(m) with respect to compensation arrangements for executives. The Committee cannot guarantee that future executive compensation will be fully deductible under Code Section 162(m).

Accounting for Stock-Based Compensation

        Beginning January 1, 2006, the Company began accounting for stock-based payments, including stock options, in accordance with the requirements of Statement of Financial Accounting Standards 123 (Revised 2004), "Share-Based Payment" ("SFAS 123(R)").

COMPENSATION OF EXECUTIVE OFFICERS

2006 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)		All Other Compensation ($)(3)	Total
Richard J. Alario Chief Executive Officer	2006	$745,769	$432,190	(4)	$1,598,474	$495,204	$891,563	(5)	$57,643	$4,220,843
William M. Austin Chief Financial Officer	2006	$418,308	—		$529,719	$66,090	$473,445	(6)	$15,184	$1,502,746
Newton W. Wilson III General Counsel	2006	$372,938	$100,000	(7)	$529,719	$232,738	$433,661	(8)	$34,462	$1,703,518
Kim B. Clarke Chief People Officer	2006	$250,000	—		$186,125	$75,701	$286,313	(9)	$12,953	$811,092
Jim D. Flynt Senior Vice President	2006	$250,000	$12,500	(10)	$7,553	$37,265	$245,625	(11)	—	$552,943

(1)
Represents the dollar amount of expense recognized by the Company in 2006 for financial statement reporting purposes with respect to restricted stock awards granted under the 1997 Incentive Plan and Phantom Stock Awards granted under the Phantom Plan in accordance with SFAS 123(R).

(2)
Represents the dollar amount of expense recognized by the Company in 2006 for financial statement reporting purposes with respect to option awards granted under the 1997 Incentive Plan in accordance with SFAS 123(R).

(3)
A breakdown of the amounts shown in this column for 2006 for each of the NEOs is set forth in the Perquisites Table below.

(4)
Represents bonuses of $232,190 and $200,000 payable to Mr. Alario pursuant to the terms of his employment agreement for foregone retention bonuses with his prior employer.

(5)
Represents annual incentive compensation of $463,125 and $428,438 for the first and second half of 2006, respectively.

(6)
Represents annual incentive compensation of $245,490 and $227,955 for the first and second half of 2006, respectively.

(7)
Represents retention bonus payable pursuant to the terms of his employment agreement.

(8)
Represents annual incentive compensation of $228,501 and $205,160 for the first and second half of 2006, respectively.

(9)
Represents annual incentive compensation of $151,000 and $135,313 for the first and second half of 2006, respectively.

(10)
Represents a lump sum merit bonus payment paid July 17, 2006.

(11)
Represents annual incentive compensation of $121,250 and $124,375 for the first and second half of 2006, respectively.

Perquisites

Name	Tax Gross-Up(1)	Savings Plan Contributions(2)	Life Insurance(3)	Auto Allowance(4)	Medical Expenses(5)	Other(6)	Total
Richard J. Alario	$3,460	$8,800	$16,727	$13,200	$15,042	$414	$57,643
William M. Austin	—	$8,800	—	—	$5,196	$1,188	$15,184
Newton W. Wilson III	$23,733	$8,800	—	—	$1,087	$842	$34,462
Kim B. Clarke	—	$8,800	—	—	$3,619	$534	$12,953

(1)
Represents cash gross-up payment calculated to pay all of the federal, state and local income and payroll taxes incurred by the NEO as a result of the Company's reimbursement of relocation expenses and related relocation bonuses received during 2005.

(2)
Represents contributions by the Company on behalf of the NEO to the Key Energy Services, Inc. 401(k) Savings and Retirement Plan.

(3)
Represents premium paid by the Company on behalf of the NEO for life insurance policy.

(4)
Represents auto allowance payable to NEO pursuant to terms of his employment agreement.

(5)
Represents out-of-pocket medical expenses reimbursed to the NEO under the Company's Exec-u-Care insurance program.

(6)
Includes amounts for imputed income with respect to life insurance and nominal awards granted to employees for participation in improvement processes program.

2006 Grants of Plan Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Securities Underlying (#)		All Other Option Awards Number of Securities Underlying (#)	Exercise or Base Price of Option Awards ($/Sh)			Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Richard J. Alario	— 12/22/06	$56,250 —	$750,000 —	$975,000 —	— 150,000	(2)	— —		— —		$	— 2,475,500	(3)
William M. Austin	— 12/22/06	$27,300 —	$420,000 —	$529,200 —	— 50,000	(2)	— —		— —		$	— 825,000	(3)
Newton W. Wilson III	— 12/22/06	$24,570 —	$378,000 —	$476,280 —	— 50,000	(2)	— —		— —		$	— 825,000	(3)
Kim B. Clarke	— 12/22/06	$12,500 —	$250,000 —	$300,000 —	— 35,000	(2)	— —		— —		$	— 577,500	(3)
Jim D. Flynt	— 03/15/06 12/22/06	$12,500 — —	$250,000 — —	$300,000 — —	— — 40,000	(6)	— 12,500 —	$	— 15.05 —	(4)	$ $	— 90,344 660,000	(5) (3)

(1)
The columns represent the potential annual value of the payout for each NEO under the cash bonus incentive compensation component if the threshold, target or maximum goals were satisfied. Actual amounts awarded in 2006 are included in the Non-Equity Incentive Plan Compensation Column of the 2006 Summary Compensation Table. For a detailed description of the Non-Equity Incentive Plan, see the "Cash Bonuses Incentive Plan" section of the Compensation Discussion and Analysis above.

(2)
Represents the number of restricted shares granted in 2006 to the NEOs. The restricted shares vest ratably over the three year period following the date of grant.

(3)
Grant date fair value of stock awards and phantom stock awards is determined by multiplying the number of shares by the closing price of the common stock on the date of the award. The closing price as quoted on the Pink Sheets on December 22, 2006 was $16.50.

(4)
Pursuant to the Key Energy Group, Inc. 1997 Incentive Plan, the fair market value is the closing price of the common stock on the business day immediately preceding the grant date. The closing price as quoted on the Pink Sheets on March 15, 2006 was $15.05.

(5)
Grant date fair value of the stock option awards is determined using the Black-Scholes option pricing model.

(6)
Represents grant of phantom stock that vests ratably over the four-year period following the date of grant.

2006 Outstanding Equity Awards at Fiscal Year-End

	Option Awards (1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard J. Alario	66,666	133,334	—		$11.90	06/24/15	250,000	$3,912,500	—	—
William M. Austin	100,000	—	—		$10.53	09/09/14	116,667	$1,825,839	—	—
Newton W. Wilson III	83,333	41,667	—		$11.90	06/24/15	116,667	$1,825,339	—	—
Kim B. Clarke	6,666 5,000	3,334 10,000	— —	$ $	11.75 14.25	12/15/14 12/08/15	51,667 —	$808,859 —	— —	— —
Jim D. Flynt	16,667 20,000 37,500 — 35,000 25,000 50,000 —	— — — — — — — 12,500	— — — 12,500 — — — —	$ $ $ $ $ $ $ $	3.00 5.00 8.50 8.50 8.25 8.00 10.22 15.05	05/05/09 12/01/09 04/18/10 04/18/10 12/11/10 10/16/11 07/18/13 03/15/16	40,000 — — — — — — —	$626,000	— — — — — — — —	— — — — — — — —

(1)
Stock options become exercisable in accordance with the following vesting schedule:

Option Expiration Date	Vesting
June 24, 2015 (Alario)	1/3 per year beginning on the anniversary date of the grant
June 24, 2015 (Wilson)	1/3 on date of grant and 1/3 per year beginning on the anniversary date of the grant
September 9, 2014	1/3 per year beginning on the date of the grant
December 15, 2014	1/3 per year beginning on the anniversary date of the grant
December 8, 2015	1/3 per year beginning on the anniversary date of the grant
May 5, 2009	1/2 on 1/31/00 and 1/3 per year beginning on 7/1/00
December 1, 2009	1/3 per year beginning on the anniversary date of the grant
April 18, 2010	Price triggers vesting: $13 on, or after, 4/18/00; $15 on, or after, 4/18/01; $17 on or after, 4/18/02; $20 on, or after, 4/18/03. Absolute vesting after 8 years.
December 11, 2010	1/3 per year beginning on 7/1/01
October 16, 2010	1/3 per year beginning on 7/1/02
July 18, 2013	1/3 per year beginning on 5/7/04
March 15, 2016	1/2 on the second anniversary date of the grant and 1/4 per year beginning on the third year of the anniversary date of the grant
(2)
The restricted shares vest in one-third increments beginning on the one-year anniversary of the date of grant. The grant of 40,000 shares to Mr. Flynt represents a phantom stock grant, which grant will vest in quarterly increments beginning on the one-year anniversary of the date of grant.

(3)
The market value of stock awards and phantom stock awards is determined by multiplying the number of shares by the closing price of the stock on the last trading day of the year. The closing price quoted on the Pink Sheets on December 29, 2006 was $15.65.

2006 OPTION EXERCISES AND STOCK VESTED

        The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, during 2006 for the persons named in the Summary Compensation Table above.

	Option Awards(1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Richard J. Alario	—	—	175,000	$2,555,000
William M. Austin	—	—	33,333	$486,662
Newton W. Wilson III	—	—	33,333	$486,662
Kim B. Clarke	—	—	8,333	$121,662
Jim D. Flynt	—	—	—	—

(1)
The Company did not allow the exercise of any stock options during the fiscal year ended December 31, 2006.

(2)
The value realized on vesting was calculated as the number of shares acquired on vesting multiplied by the closing price of the common stock on the vesting date. The closing price as quoted on the Pink Sheets on June 24, 2006 was $14.60.

Payments Upon Termination or Change in Control

        The following table reflects the potential payments to which the NEOs would be entitled upon termination of employment on December 31, 2006. The closing price of a share of Key's common stock on December 29, 2006, the last trading day of the year, was $15.65. The actual amounts to be paid out to executives upon termination can only be determined at the time of each NEO's separation from the Company.

Name	Non- Renewal(1)	For Cause or Voluntary Resignation(2)	Death(3)	Disability(4)	Without Cause(5)	Change of Control(6)
Richard J. Alario
Cash Severance	$1,500,000	—	—	$2,250,000	$2,250,000	$4,500,000
Restricted Stock	$3,912,500	—	$3,912,500	$3,912,500	$3,912,500	$3,912,500
Vested Options	$249,998	—	$249,998	$249,998	$249,998	$249,998
Unvested Options	$500,003	—	$500,003	$500,003	$500,003	$500,003
Unvested 401(k) Plan	—	—	$7,062	$7,062	—	$7,062
Health & Welfare	$33,496	—	$77,622	$54,756	$54,756	$77,622
Tax Gross-Ups	—	—	—	—	—	$2,120,479
Total Pre-Tax Benefit	$6,195,997	—	$4,747,185	$6,974,319	$6,967,257	$11,367,664
Name	Non- Renewal(1)	For Cause or Voluntary Resignation(2)	Death(3)	Disability(4)	Without Cause(5)	Change of Control(6)
William M. Austin
Cash Severance	$420,000	—	—	$420,000	$840,000	$2,520,000
Restricted Stock	$1,825,839	—	$1,825,839	$1,825,839	$1,825,839	$1,825,839
Vested Options	$512,000	—	$512,000	$512,000	$512,000	$512,000
Unvested Options	—	—	—	—	—	—
Unvested 401(k) Plan	—	—	$6,138	$6,138	—	$6,138
Health & Welfare	$23,387	—	$31,181	$23,387	$23,387	$31,181
Tax Gross-Ups	—	—	—	—	—	$1,132,023
Total Pre-Tax Benefit	$2,757,839	—	$2,375,158	$2,787,364	$3,201,226	$6,027,181

Name	Non- Renewal(1)	For Cause or Voluntary Resignation(2)	Death(3)	Disability(4)	Without Cause(5)	Change of Control(6)
Newton W. Wilson III
Cash Severance	$378,000	—	—	$378,000	$756,000	$2,268,000
Restricted Stock	$1,825,839	—	$1,825,839	$1,825,839	$1,825,839	$1,825,839
Vested Options	$312,499	—	$312,499	$312,499	$312,499	$312,499
Unvested Options	$156,251	—	$156,251	$156,251	$156,251	$156,251
Unvested 401(k) Plan	—	—	$10,966	$10,966	—	$10,966
Health & Welfare	$15,424	—	$20,566	$15,424	$15,424	$20,566
Tax Gross-Ups	—	—	—	—	—	$900,706
Total Pre-Tax Benefit	$2,672,589	—	$2,326,121	$2,698,979	$3,066,013	$5,494,827
Name	Non- Renewal(1)	For Cause or Voluntary Resignation(2)	Death(3)	Disability(4)	Without Cause(5)	Change of Control(6)
Kim B. Clarke(7)
Cash Severance	$250,000	—	—	$250,000	$500,000	$1,500,000
Restricted Stock	$808,509	—	$808,509	$808,509	$808,509	$808,509
Vested Options	$32,997	—	$32,997	$32,997	$32,997	$32,997
Unvested Options	$27,003	—	$27,003	$27,003	$27,003	$27,003
Unvested 401(k) Plan	—	—	$8,847	$8,847	—	$8,847
Health & Welfare	$7,160	—	$9,546	$7,160	$7,160	$9,546
Tax Gross-Ups	—	—	—	—	—	$705,195
Total Pre-Tax Benefit	$1,118,509	—	$886,902	$1,134,516	$1,375,669	$3,092,097
Name	Non- Renewal(1)	For Cause or Voluntary Resignation(2)	Death(3)		Disability(4)		Without Cause(5)		Change of Control(6)
Jim D. Flynt
Cash Severance	$500,000	—	$500,000		$500,000		$500,000		$500,000
Restricted Stock	—	—	$626,000	(8)	$626,000	(8)	$626,000	(8)	$626,000	(8)
Vested Options	—	—	—		—		—		$1,503,088
Unvested Options	—	—	—		—		—		$7,500
Unvested 401(k) Plan	—	—	—		—		—		—
Health & Welfare	—	—	—		—		—		—
Tax Gross-Ups	—	—	—		—		—		—
Total Pre-Tax Benefit	$500,000		$1,126,000		$1,126,000		$1,126,000		$2,636,588

(1)
Represents compensation payable if the Company does not renew the NEO's employment agreement after the initial term of the agreement. Mr. Alario would receive two-times his base salary on non-renewal.

(2)
Represents compensation payable if the Company terminates the NEO's employment for cause or the NEO otherwise resigns without "Good Reason" as defined in the respective employment agreements.

(3)
Represents compensation due to the NEO's estate upon his or her death.

(4)
Represents compensation payable to NEO upon determination of NEO's permanent disability.

(5)
Represents compensation due to NEO if terminated by the Company without "Cause" or if the NEO resigns for "Good Reason," as each such term is defined in the respective employment agreement.

(6)
Represents payments due upon termination of employment following a "change of control" (as defined in the respective employment agreements or 1997 Incentive Plan) with respect to equity compensation. The cash severance is due in a lump sum payment. Also assumes that the target annual bonus is made, and that the 401(k) plan is terminated upon change of control.

(7)
The benefits payable to Ms. Clarke are pursuant to her current employment agreement, which although was effective after December 31, 2006, we believe is a better representation of the benefits payable to Ms. Clarke for the purposes of this report.

(8)
Represents payment under Phantom Stock Plan.

Elements of Severance Payments

        Key has entered into employment agreements with the NEOs that provide for certain payments upon termination depending upon the circumstances of the NEO's separation from the Company, as summarized below.

  Cash Severance

        If, during the term of Mr. Alario's employment agreement, he is terminated by the Company for any reason other than for "Cause," or if he terminates his employment because of a material breach by the Company, Mr. Alario will be entitled to severance compensation in an aggregate amount, generally equal to three times his base salary in effect at the time of termination payable in equal installments over a 36-month period following termination.

        For Messrs. Austin and Wilson, and Ms. Clarke, if, during the term of the NEOs' employment agreement, the NEO is terminated by the Company for any reason other than for "Cause" or disability, or if the NEO terminates his or her employment because of a material breach by the Company, the NEO will be entitled to severance compensation in an aggregate amount, equal to two times the NEOs' base salary in effect at the time of termination payable in equal installments over a 24-month period following termination.

        However, each of Messrs. Alario, Austin, Wilson and Ms. Clarke's employment agreement specifies that if termination is in anticipation of, or within one year following a change of control of the Company, the severance compensation will be an amount equal to three times their respective base salary then in effect plus an amount equal to three times their respective annual target cash bonus, and will be payable in one lump sum on the effective date of the termination.

        If Mr. Flynt's employment is terminated by the Company for any reason other than for "Cause," including his death or non-renewal of his employment agreement, he will be entitled to the cash severance compensation in an aggregate amount equal to two times his base salary in effect at the time of termination payable in equal installments over a 24-month period following termination; provided, however, that if termination results within six months from a change of control of the Company or in anticipation of a change in control, the severance compensation will be payable in one lump sum on the date of termination.

        In addition, other than Messrs. Flynt and Alario, each of the NEOs is entitled to one year's base salary in the event the NEOs' employment agreement is not renewed by the Company. Further, none of the NEOs, other than Mr. Flynt, are entitled to cash severance compensation upon the NEOs' death. Mr. Flynt is entitled to two times his base salary then in effect upon either the non-renewal of his employment agreement or his death. Mr. Alario is entitled to the greater of one year's base salary then in effect or the highest multiple of base salary in effect for non-renewal under any other executive officer's contract in effect at the time of non-renewal; provided however, that this provision shall only apply to increase the severance beyond one year's salary if such other agreement was also either in effect on the commencement date of Mr. Alario's agreement or later approved by the Compensation Committee after the commencement date of his agreement.

  Restricted Stock

        For Messrs. Austin and Wilson, and Ms. Clarke, if the NEO is terminated by the Company for any reason other than for "Cause," or if the NEO terminates his or her employment because of a material breach by the Company or following a change of control of the Company, any equity-based incentives held by the NEO that have not vested prior to the termination date shall immediately vest and all vested equity-based incentives shall remain exercisable until the earlier of the first anniversary date of the termination or the stated expiration date of the equity-based incentive. With respect to Mr. Alario, the equity-based incentives shall remain exercisable until the earlier of the third anniversary date of the termination or the stated expiration date of the equity-based incentive. Pursuant to the terms of the phantom stock grant, if Mr. Flynt's employment is terminated by any reason other than "Cause," he shall be immediately entitled to the payments due for the fair market value of the phantom shares.

  Vested Options and Unvested Options

        Other than termination for cause, all stock options held by the executives, other than Mr. Flynt, will become immediately vested and exercisable (to the extent not already vested and exercisable) for the remainder of the original terms of the options or until the second anniversary, or the third anniversary with respect to Mr. Alario, of the date of termination. Mr. Flynt's options become immediately vested and exercisable (to the extent not already vested and exercisable) only upon a change in control.

  Unvested 401(k) Plan

        For each NEO, the unvested portion of the company-match contribution to the 401(k) plan becomes fully vested upon death, retirement or disability. If the executive is terminated for any other reason, including without-cause, it is forfeited. Pursuant to the terms of the 401(k) plan, after an NEO has been employed by the Company for at least four years, all prior and future company-match 401(k) contributions are fully vested.

  Health & Welfare

        Other than Mr. Flynt, if the NEO terminates his or her employment because of a material breach by the Company or following a change in control or the Company terminates the NEO's employment for any reason other than for "Cause," including non-renewal, the NEO will continue to receive the benefits that the NEO was receiving at the Company's expense until the earlier of (i) twenty-four months with respect to Messrs. Austin or Wilson and Ms. Clarke, or thirty-six months with respect to Mr. Alario, (ii) the last date of eligibility under the applicable benefits, or (iii) the date on which the NEO commences full-time employment with another employer that provides equivalent benefits; provided that, if termination occurs for any reason within one year of a change in control or in anticipation of a change of control, in lieu of such benefits the Company will pay an amount in cash equal to the aggregate reasonable expenses the Company would incur to pay such benefits. The Company's current benefit program provides for a maximum of eighteen months coverage after the date of termination. In the event of death, the executive's spouse is entitled to up to three years of coverage after the date of termination.

        In addition, Mr. Alario is entitled to term-life insurance for such period that he is otherwise entitled to severance under his employment agreement.

  Tax Gross-Ups

        If any NEO, other than Mr. Flynt, is subject to the tax imposed due to unfavorable tax treatment under Sections 2806 and 4999 of the Internal Revenue Code because of any termination-related payments, the Company has agreed to reimburse the NEO for such tax on an after-tax basis.

Director Compensation

        For 2006, the non-employee directors received a fee equal to $65,000 per year and an annual award of common stock of the Company having a fair market value of $85,000, and are reimbursed for travel and other expenses directly associated with Company business. Each non-employee director received the annual award of common stock in 2006, except for Mr. Wolkowitz, who declined such awards. The chairs of the Compensation Committee and the Corporate Governance and Nominating Committee each received an additional $10,000 per year for their service, and the chair of the Audit Committee and the Lead Director each received an additional $20,000 per year. All other members of the Audit Committee (other than the chair) receive an additional $10,000 per year.

        The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company's non-employee directors during the fiscal year ended December 31, 2006. The table does not include the fees or awards paid to Messrs. Coleman, Reeves and Owens and Ms. Yocum, all of whom joined the board of directors in 2007. Each new member received an award of stock when they joined the board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
David J. Breazzano	$95,000	$85,000	$180,000
Kevin P. Collins	75,000	85,000	160,000
Daniel L. Dienstbier(2)	65,000	170,000	235,000
William D. Fertig	75,000	85,000	160,000
W. Phillip Marcum	75,000	85,000	160,000
Ralph S. Michael III	85,000	85,000	170,000
J. Robinson West	65,000	85,000	150,000
Morton Wolkowitz(3)	65,000	—	65,000

(1)
Represents the dollar amount of expense recognized by the Company for financial statement reporting purposes with respect to annual stock awards granted to the Directors under the 1997 Incentive Plan in accordance with SFAS 123(R).

(2)
Mr. Dienstbier also received an initial grant of common stock having a fair market value of $85,000 for joining the Board in January 2006. Mr. Dienstbier died in April 2007.

(3)
Mr. Wolkowitz declined his annual stock grant.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consists of Messrs. Breazzano (Chairman), Fertig, Marcum, Reeves and West, all of whom are independent non-management directors. None of the Compensation Committee members has served as an officer or employee of the Company, and none of the Company's executive officers have served as a member of a compensation committee or board of directors of any other entity, which has an executive officer serving as a member of the Company's Board of Directors.

Report of the Compensation Committee

        The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company's management. Based on this review, the Compensation Committee recommended on October 25, 2007 to the Company's Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

        By the Compensation Committee of the Board of Directors of Key Energy Services, Inc.

                      David J. Breazzano (Chair)
                      William D. Fertig
                      Ralph S. Michael III
                      J. Robinson West

PROPOSAL 2—ADOPTION OF THE 2007 CASH AND EQUITY INCENTIVE PLAN

        The Board has approved and recommends that stockholders approve the adoption of the Key Energy Services, Inc. 2007 Equity and Cash Incentive Plan (the "2007 Incentive Plan"). The 2007 Incentive Plan is designed to enable the Company and its affiliates to obtain and retain the services of the types of employees, consultants and directors who will contribute to the Company's long range success and to provide incentives that are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company. The Board approved the 2007 Incentive Plan on October 26, 2007. The current incentive plan, the Key Energy Group, Inc. 1997 Incentive Plan, terminates on November 17, 2007.

        A copy of the 2007 Incentive Plan is attached to this Proxy Statement as Appendix A. The description of the 2007 Incentive Plan that follows is qualified in its entirety by reference to the attached 2007 Incentive Plan.

Summary of the 2007 Cash and Equity Incentive Plan

        Administration.    The 2007 Incentive Plan will be administered by the Board or a committee designated by the Board (the "Committee"). While the Company is a publicly traded company, the Committee may consist solely of two or more members of the Board who qualify as "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and as "non-employee directors" under Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934. The Board or the Committee (the " Administrator") will have the power and authority to select Participants (as defined below) in the 2007 Incentive Plan and grant Awards (as defined below) to such Participants pursuant to the terms of the 2007 Incentive Plan. In addition, the Administrator will have the authority to (a) construe, interpret and administer the 2007 Incentive Plan, reconcile any inconsistency in, correct any defect in or supply any omission in the 2007 Incentive Plan or any agreement relating to Awards, (b) promulgate, amend and rescind the rules and regulations relating to the administration of the 2007 Incentive Plan, (c) delegate its authority to one or more officers of the Company with respect to Awards that do not involve certain executive officers of the Company, (d) determine when Awards are to be granted under the 2007 Incentive Plan and the applicable grant date, (e) select those Participants to whom Awards will be granted, (f) determine the number of shares of common stock to be made subject to each Award, (g) determine whether each option is or is not intended to qualify as an incentive stock option, (h) prescribe the terms and conditions of each Award, (i) amend any outstanding Awards subject to certain limitations, (j) make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments, and (k) exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the 2007 Incentive Plan. All decisions made by the Administrator pursuant to the provisions of the 2007 Incentive Plan will be final and binding on the Company and the Participants.

        Number of Shares Authorized.    Subject to adjustment, the total number of shares of the Company's common stock, par value $0.10 per share, that will be available for the grant of Awards under the 2007 Incentive Plan may not exceed 4,000,000 shares; however, for purposes of this limitation, any stock subject to an Award that is canceled, forfeited or expires prior to exercise or realization will again become available for issuance under the 2007 Incentive Plan. Subject to adjustment, no Participant will be granted, during any one year period, options to purchase common stock and/or stock appreciation rights with respect to more than 500,000 shares of common stock. Stock available for distribution under the 2007 Incentive Plan will be authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

        Eligibility.    Awards may be granted to employees, directors and, in some cases, consultants and those individuals whom the Administrator determines are reasonably expected to become employees, directors or consultants following the grant date of the Award ("Participants "). However, incentive stock options may be granted only to employees.

        Awards Available for Grant.    Awards may be in the form of options (incentive stock options and nonstatutory stock options), restricted stock, restricted stock units, performance compensation awards and stock appreciation rights (collectively, "Awards").

        Options.    Options may be granted as incentive stock options (stock options intended to meet the requirements of Section 422 of the Code) or nonstatutory stock options (stock options not intended to meet such requirements) and will contain such terms and conditions as the Administrator deems appropriate. The term of each option will be fixed by the Administrator but no incentive stock option may be exercisable after the expiration of ten years from the grant date; however, in the case of incentive stock options granted to a 10% stockholder, the term of such option may not exceed five years from the grant date. The exercise price of each option may not be less than 100% of the fair market value of the common stock subject to the option on the date of grant; however, in the case of incentive stock options granted to a 10% stockholder, the exercise price may not be less than 110% of the fair market value on the date of grant. The Administrator will determine the time or times at which, or other conditions upon which, an option will vest or become exercisable.

        Restricted Stock and Restricted Stock Units.    The Administrator may award actual shares of common stock ("Restricted Stock") or hypothetical common stock units having a value equal to the fair market value of an identical number of shares of common stock ("Restricted Stock Units"), which Award may, but need not, provide that such Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of an obligation or for any other purpose, as applicable, or, in the case of Restricted Stock Units, be settled in shares of common stock, for a certain period of time (the "Restricted Period"). Subject to the restrictions set forth in the Award, Participants who are granted Restricted Stock generally will have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Administrator, cash dividends and stock dividends with respect to Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant's account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Administrator. The cash dividends or stock dividends so withheld by the Administrator and attributable to any particular share of Restricted Stock will be distributed to the Participant in cash or, at the discretion of the Administrator, in shares of common stock having a fair market value equal to the amount of such dividends, if applicable, upon the release of restrictions on such shares. The Restricted Period will begin on the grant date and end at the time or times set forth on a schedule established by the Administrator in the applicable Award agreement. At the discretion of the Administrator, Restricted Stock Units may also be credited with cash dividends and stock dividends, either currently or withheld for the Participant's account and distributed upon the settlement of the Restricted Stock Unit.

        Performance Compensation Awards.    The 2007 Incentive Plan provides the Administrator with the authority, at the time of grant of any Award (other than options and stock appreciation rights granted with an exercise price or grant price equal to or greater than the fair market value per share of stock on the date of the grant), to designate such Award as a performance compensation award in order to qualify such Award as "performance-based compensation" under Section 162(m) of the Code. In addition, the 2007 Incentive Plan provides the Administrator with the authority to make an Award of a cash bonus to any Participant and designate such Award as a performance compensation award in order to qualify such Award as "performance-based compensation" under Section 162(m) of the Code.

        During the first 90 days of a performance period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), which period may not be less than one year (the "Performance Period"), the Administrator may, in its sole discretion, select which Participants will be eligible to receive performance compensation awards in respect of such Performance Period. The 2007 Incentive Plan provides that, with regard to a particular performance compensation award, the Administrator has full discretion to select the length of the Performance Period, the performance criteria that will be used to establish the performance goal, the kind(s) and/or level(s) of the performance goal(s) that is (are) to apply to the Company and the performance formula to be applied against the relevant performance goal to determine, with regard to the performance compensation award of a particular Participant, whether all, some portion or none of the performance compensation award has been earned for the Performance Period. The performance criteria that will be used to establish the performance goal(s) will be based on the attainment of specific levels of performance of the Company and will be limited to the following:

  •
  net earnings or net income (before or after taxes);

  •
  basic or diluted earnings per share (before or after taxes);

  •
  net revenue or net revenue growth;

  •
  gross revenue;

  •
  gross profit or gross profit growth;

  •
  net operating profit (before or after taxes);

  •
  return measures (including, but not limited to, return on assets, capital, invested capital, equity or sales);

  •
  cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

  •
  earnings before or after taxes, interest, depreciation, and/or amortization;

  •
  gross or operating margins;

  •
  productivity ratios;

  •
  share price (including, but not limited to, growth measures and total stockholder return);

  •
  expense targets;

  •
  margins;

  •
  operating efficiency;

  •
  objective measures of customer satisfaction;

  •
  working capital targets;

  •
  measures of economic value added;

  •
  inventory control; and

  •
  enterprise value.

        The maximum performance compensation award payable to any one Participant under the 2007 Incentive Plan for a Performance Period is 250,000 shares of common stock or, in the event such performance compensation award is paid in cash, the equivalent cash value thereof, as determined by the Administrator. The maximum amount that can be paid in any calendar year to any Participant pursuant to a performance compensation award in the form of a cash bonus is $1,000,000.

        Stock Appreciation Rights.    Stock appreciation rights may be granted either alone ("Free Standing Rights") or, provided the requirements of the 2007 Incentive Plan are satisfied, in tandem with all or part of any option granted under the 2007 Incentive Plan ("Related Rights"). Upon exercise, the holder of a stock appreciation right will be entitled to receive from the Company an amount equal to the product of (i) the excess of the fair market value of one share of the Company's common stock on the date of exercise over the exercise price per share specified in the stock appreciation right or its related option, multiplied by (ii) the number of shares for which such stock appreciation right is exercised. The exercise price of a Free Standing Right will be determined by the Administrator, but will not be less than 100% of the fair market value of the Company's common stock on the grant date of such Free Standing Right. A Related Right granted simultaneously with or subsequent to the grant of an option will have the same exercise price as the related option, will be transferable only upon the same terms and conditions as the related option, and will be exercisable only to the same extent as the related option. A stock appreciation right may be settled, at the sole discretion of the Administrator, in cash, shares of the Company's common stock or a combination thereof.

        Transferability of Options.    Incentive stock options will not be transferable except by will or by the laws of descent and distribution and will be exercisable during the lifetime of the Participant only by the Participant. However, the Participant may designate a third party who, in the event of the Participant's death, will be entitled to exercise the option. A nonstatutory stock option may, in the sole discretion of the Administrator, be transferable to a permitted transferee (such as a family member) upon written approval by the Administrator to the extent provided in the option agreement. If the nonstatutory stock option does not provide for transferability, then the nonstatutory stock option will not be transferable except by will or by the laws of descent and distribution and will be exercisable during the lifetime of the Participant only by the Participant. However, the Participant may designate a third party who, in the event of the Participant's death, be entitled to exercise the option.

        Adjustments.    The 2007 Incentive Plan provides that in the event of certain corporate events or changes in the Company's common stock, Awards and the maximum number of shares subject to all Awards under the 2007 Incentive Plan and the maximum number of shares with respect to any one person will be adjusted to reflect such event. Any such adjustment made to an incentive stock option will be made in accordance with Section 424(a) of the Code and any such adjustment made to a nonstatutory option will be made so as not to violate Section 409A of the Code.

        Change in Control.    In the event of a Change in Control (as defined in the 2007 Incentive Plan), unless otherwise provided in an Award agreement, all options and stock appreciation rights will become immediately exercisable with respect to 100% of the shares subject to such option or stock appreciation rights, and the restrictions will expire immediately with respect to 100% of such shares of Restricted Stock or Restricted Stock Units subject to such Award (including a waiver of any applicable Performance Goals). In addition, unless otherwise provided in an Award agreement, all incomplete Performance Periods in respect of a performance compensation award will end upon the Change in Control, and the Administrator will (a) determine the extent to which performance goals with respect to each such Performance Period have been met, (b) cause to be paid to the applicable Participant partial or full performance compensation awards with respect to performance goals for each such Performance Period based upon the Administrator's determination of the degree of attainment of performance goals and (c) cause the Award, if previously deferred, to be settled in full as soon as possible. Further, in the event of a Change in Control, the Administrator may in its discretion and upon advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of the Company's common stock received or to be received by other shareholders of the Company in the event.

        Detrimental Activity.    Upon exercise, payment or delivery pursuant to an Award, the Participant will be required to certify that the Participant has not engaged in any Detrimental Activity (as defined in the 2007 Incentive Plan). Subject to the terms of the applicable Award agreement, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Awards at any time if the Participant engages in any Detrimental Activity. If a Participant engages in Detrimental Activity after any exercise, payment or delivery pursuant to an Award, during any period for which any restrictive covenant prohibiting such activity is applicable to the Participant, such exercise, payment or delivery may be rescinded within one year thereafter. In the event of any such rescission, the Participant will pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required by the Company.

        Amendment and Termination.    The Board at any time, and from time to time, may amend or terminate the 2007 Incentive Plan. However, except as provided otherwise in the 2007 Incentive Plan, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law or securities exchange listing requirements. The Administrator at any time, and from time to time, may amend the terms of any one or more Awards; however, if the amendment would constitute an impairment of the rights under any Award, the Company must request the consent of the Participant and the Participant must consent in writing. It is expressly contemplated that the Board may amend the 2007 Incentive Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to incentive stock options and/or to bring the 2007 Incentive Plan and/or Awards granted under it into compliance therewith.

        Plan Benefits to be Received.    Benefits and amounts to be awarded under the 2007 Incentive Plan are not currently determinable.

U.S. Federal Income Tax Consequences

        The following is a summary of the material federal income tax consequences of receiving Awards under the 2007 Incentive Plan and is based upon an analysis of the present provisions of the Code and the regulations promulgated thereunder, all of which are subject to change. An individual may also be subject to state and local taxes, the consequences of which are not discussed herein, in the jurisdiction in which he or she works and/or resides. This summary is for general information and does not constitute tax advice.

        Nonstatutory Stock Options.    An individual receiving nonstatutory stock options should not recognize taxable income at the time of grant. An individual should generally recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the option shares on exercise of the nonstatutory stock options over the exercise price thereof. In general, subject to the limitations set forth in Section 162(m) of the Code and discussed below, the Company is entitled to deduct from its taxable income the amount that the individual is required to include in ordinary income at the time of such inclusion. Additional special rules apply if an individual exercises a nonstatutory stock option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to the Company.

        Incentive Stock Options.    An individual granted an incentive stock option will not generally recognize taxable income at the time of grant or, subject to certain conditions, at the time of exercise, although he or she may be subject to alternative minimum tax. If the individual holds the shares acquired upon exercise of an incentive stock option for at least two years after the grant date and for at least one year after the exercise date, upon disposition of the shares by the individual, the difference, if any, between the sale price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. In general, if a disqualifying disposition should occur (i.e., the shares acquired upon exercise of the option are disposed of within the later of two years from the date of grant or one year from the date of exercise), an individual will generally recognize ordinary compensation income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on disposition), over the exercise price thereof. The Company is not entitled to any deduction on account of the grant of incentive stock options or the individual's exercise of the option to acquire common stock. However, in the event of a subsequent disqualifying disposition of such shares of common stock acquired pursuant to the exercise of an incentive stock option under circumstances resulting in taxable compensation to the individual, subject to the limitations set forth in Section 162(m) of the Code and discussed below, in general, the Company should be entitled to a tax deduction equal to the amount treated as taxable compensation to the individual. Additional special rules apply if an individual exercises an incentive stock option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to the Company.

        Restricted Stock.    A participant will not be subject to tax upon the grant of an Award of Restricted Stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an Award of Restricted Stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b) of the Code, the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the grant date over the amount the participant paid for such shares, if any. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934). The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

        Restricted Stock Units.    A Participant will not be subject to tax upon the grant of a Restricted Stock Unit Award. Rather, upon the delivery of shares or cash pursuant to a Restricted Stock Unit Award, the Participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the Participant actually receives with respect to the Award. The Company will be able to deduct the amount of taxable compensation to the Participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

        Stock Appreciation Rights.    No income will be realized by a Participant upon grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the Participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the stock appreciation right. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

        Section 162(m) Limitation.    Subject to a limited number of exceptions, Section 162(m) of the Code denies a deduction to a publicly held corporation for payments of remuneration to certain employees to the extent the employee's remuneration for the taxable year exceeds $1,000,000. This limit, however, does not apply to qualified performance based compensation. If the stockholders of the Company approve the 2007 Incentive Plan, the Company believes that option awards and other stock-based or cash awards payable upon the attainment of performance goals under the 2007 Incentive Plan will qualify as qualified performance-based compensation.

        Section 280G of the Code.    Under certain circumstances, the accelerated vesting or exercise of options or the accelerated lapse of restrictions with respect to other Awards in connection with a Change in Control might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the Participant may be subject to a 20% excise tax and the Company may be denied a federal income tax deduction.

IRS Circular 230 Notice Requirement. This communication is not given in the form of a covered opinion, within the meaning of Circular 230 issued by the United States Secretary of the Treasury. Thus, we are required to inform you that you cannot rely upon any tax advice contained in this communication for the purpose of avoiding United States federal tax penalties. In addition, any tax advice contained in this communication may not be used to promote, market or recommend a transaction to another party.

Board Recommendation

        The Board of Directors believes that the adoption of the 2007 Cash and Equity Incentive Plan is in our best interests and the best interests of our stockholders and therefore recommends a vote FOR this proposal.

Securities Authorized for Issuance Under Our Equity Compensation Plans

        The following table sets forth information as of December 31, 2006 with respect to compensation plans (including individual compensation arrangements) under which our common stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
	(in thousands)		(in thousands)
Equity compensation plans approved by shareholders(1)	4,884	$9.74	1,943
Equity compensation plans not approved by shareholders(2)	460	$8.10	—

Total	5,344		1,943

(1)
Represents options and other stock-based awards granted under the Key Energy Group, Inc. 1997 Incentive Plan (the "Plan").

(2)
Represents non-statutory stock options granted outside the Plan. The options have a ten-year term and other terms and conditions as those options granted under the Plan. These options were issued during 2000 and 2001.

PROPOSAL 3—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        Our Audit Committee has selected the firm of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year. Grant Thornton LLP has served as our independent registered public accounting firm since December 1, 2006. Although stockholder approval of the selection of Grant Thornton LLP is not required by law, the Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at our 2007 annual meeting, our Audit Committee will reconsider its selection of Grant Thornton LLP. Representatives of Grant Thornton LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Board Recommendation

        The Board of Directors believes that the selection of Grant Thornton LLP as our independent registered public accounting firm is in our best interests and the best interests of our stockholders and therefore recommends a vote FOR this proposal.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such officers, directors and 10% shareholders also are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such forms furnished or available to the Company, the Company believes that its directors, executive officers and 10% shareholders complied with all Section 16(a) filing requirements for the fiscal year ended December 31, 2006.

Stockholder Communications to the Board of Directors

        The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties and will respond if and as appropriate. Anyone who has concerns about the Company may communicate those concerns by a writing addressed to a particular non-management director or to the non-management directors as a group. Management will forward all relevant communications to the Board.

        Absent unusual circumstances, the Chair of the Board (if an independent director), or the Lead Director shall, subject to advice and assistance from the General Counsel, be primarily responsible for monitoring communications from stockholders and other interested parties and shall provide copies or summaries of such communications to the other directors as he or she considers appropriate. The Chairman of the Board (if an independent director), or the Lead Director, or otherwise the Chairman of the Corporate Governance and Nominating Committee also serves as the presiding director at all executive sessions of our non-management directors.

        In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors, c/o Newton W. Wilson III, Esq., Senior Vice President, General Counsel and Secretary, Key Energy Services, Inc., 1301 McKinney Street, Suite 1800, Houston, Texas 77010.

Stockholder Proposals for the 2008 Annual Meeting

        Proposals of stockholders intended to be presented at the 2008 Annual Meeting of Stockholders must be received by us at our principal executive office in Houston, Texas by January 30, 2008, which we have determined to be a reasonable time before Key begins to print and send its proxy materials for the 2008 Annual Meeting. Stockholder proposals received after January 30, 2008 shall be considered untimely.

By Order of the Board of Directors,
NEWTON W. WILSON III
Corporate Secretary

November 1, 2007

        OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

Appendix A

KEY ENERGY SERVICES, INC.
2007 EQUITY AND CASH INCENTIVE PLAN

1.     Purpose; Eligibility.

        1.1    General Purpose.    The name of this plan is the Key Energy Services, Inc. 2007 Equity and Cash Incentive Plan (the "Plan"). The purpose of the Plan is to enable Key Energy Services, Inc., a Maryland corporation (the "Company"), and any Affiliate to obtain and retain the services of the types of Employees, Consultants and Directors who will contribute to the Company's long range success and to provide incentives that are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company.

        1.2    Eligible Award Recipients.    The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates and any such parties who are reasonably expected to become Employees, Consultants and Directors after the receipt of Awards.

        1.3    Available Awards.    Available Awards include the following: (a) Incentive Stock Options, (b) Nonstatutory Stock Options, (c) Restricted Awards, (d) Performance Compensation Awards and (e) Stock Appreciation Rights.

2.     Definitions.

        2.1   "Administrator" means the Board or the Committee appointed by the Board in accordance with Section 3.5.

        2.2   "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        2.3   "Award" means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Award, a Performance Compensation Award or a Stock Appreciation Right.

        2.4   "Award Agreement" means an agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company) between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

        2.5   "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        2.6   "Board" means the Board of Directors of the Company.

        2.7   "Cause" means (a) with respect to any Participant who is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, as defined therein and (b) with respect to all other Participants (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate, (ii) conduct tending to bring the Company into substantial public disgrace, or disrepute, (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate or (iv) material violation of state or federal securities laws. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

        2.8   "Change in Control" means:

          (a)   a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company to another entity if, in any such case, the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event equity securities of the resulting entity entitled to 50% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event;

          (b)   the dissolution or liquidation of the Company;

          (c)   when any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the combined voting power of the outstanding securities of the Company; or

          (d)   as a result of or in connection with a contested election of directors, the persons who were members of the Board immediately before such election cease to constitute a majority of the Board.

  As used in this definition of "Change in Control," (1) "resulting entity" in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all assets shall mean the surviving entity (or acquiring entity in the case of an asset sale) unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of Common Stock receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, and (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change in Control, the term "Company" shall refer to the resulting entity and the term "Board" shall refer to the board of directors (or comparable governing body) of the resulting entity.

  Notwithstanding the occurrence of any of the foregoing events described above which would otherwise result in a Change in Control, the Board may determine in its discretion, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting a Change in Control shall not be considered a Change in Control. Such determination shall be effective only if it is made by the Board prior to the occurrence of an event that otherwise would be or probably would lead to a Change in Control; or after such event if made by the Board a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably would lead to a Change in Control.

        2.9   "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time, and any guidance and/or regulations promulgated thereunder.

        2.10  "Committee" means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.5.

        2.11  "Common Stock" means the common stock, $0.10 par value per share, of the Company.

        2.12  "Company" means Key Energy Services, Inc., a Maryland corporation.

        2.13  "Consultant" means any person, including an advisor (a) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or who provides bona fide services to the Company or an Affiliate pursuant to a written agreement or (b) who is a member of the Board of Directors of an Affiliate; provided that, except as otherwise permitted in Section 5.3 hereof, such person is a natural person and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

        2.14  "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

        2.15  "Covered Employee" has the same meaning as set forth in Section 162(m)(3) of the Code.

        2.16  "Date of Grant" means the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Common Stock or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

        2.17  "Detrimental Activity" means: (a) violation of the terms of any agreement with the Company or any of its Affiliates concerning non-disclosure, confidentiality, intellectual property, privacy or exclusivity; (b) disclosure of the Company's or its Affiliates' confidential information to anyone outside the Company or its Affiliates, without prior written authorization from the Company or its Affiliates, or in conflict with the interests of the Company or its Affiliates, whether the confidential information was acquired or disclosed by the Participant during or after employment by the Company or its Affiliates; (c) failure or refusal to disclose promptly or assign to the Company or its Affiliates all right, title and interest in any invention, work product or idea, patentable or not, made or conceived by the Participant during employment by the Company or its Affiliates, relating in any manner to the interests of the Company or its Affiliates or the failure or refusal to do anything reasonably necessary to enable the Company or its Affiliates to secure a patent where appropriate in the United States and in other countries; (d) activity that is discovered to be grounds for or results in termination of the Participant's employment for Cause; (e) any breach of a restrictive covenant contained in any employment agreement, Award Agreement or other agreement between the Participant and the Company or its Affiliates, during any period for which a restrictive covenant prohibiting Detrimental Activity, or other similar conduct or act, is applicable to the Participant during or after employment by the Company or its Affiliates; (f) any attempt directly or indirectly to induce any Employee of the Company or its Affiliates to be employed or perform services or acts in conflict with the interests of the Company or its Affiliates; (g) any attempt, in conflict with the interests of the Company or its Affiliates, directly or indirectly, to solicit the trade or business of any current or prospective customer, client, supplier or partner of the Company or its Affiliates; (h) the conviction of, or guilty plea entered by, the Participant for any felony or a crime involving moral turpitude whether or not connected with the Company; or (i) the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company.

        2.18  "Director" means a member of the Board.

        2.19  "Disability" means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Code Section 22(e)(3). The determination of whether an individual has a Disability shall be determined under procedures established by the Administrator. Except in situations where the Administrator is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 hereof within the meaning of Code Section 22(e)(3), the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

        2.20  "Effective Date" shall mean the later of the date of Board adoption of the Plan and the date of shareholder approval.

        2.21  "Employee" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

        2.22  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.23  "Fair Market Value" means, as of any date, the value of the Common Stock as determined below. The Fair Market Value on any date on which the Company's shares of Common Stock are registered under Section 12 of the Exchange Act and listed on the New York Stock Exchange shall be the closing price of a share of Common Stock on the New York Stock Exchange on such date, and thereafter (a) if the Common Stock is admitted to quotation on the over the counter market or any interdealer quotation system, the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Common Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported, or (b) in the absence of an established market for the Common Stock, the Fair Market Value determined in good faith by the Administrator and such determination shall be conclusive and binding on all persons.

        2.24  "Form S-8" has the meaning set forth in Section 5.3.

        2.25  "Free Standing Rights" has the meaning set forth in Section 7.3(a).

        2.26  "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        2.27  "Incumbent Directors" means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

        2.28  "Negative Discretion" means the discretion authorized by the Plan to be applied by the Administrator to eliminate or reduce the size of a Performance Compensation Award in accordance with Section 7.2(d)(iv) of the Plan; provided, that, the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

        2.29  "Non-Employee Director" means a Director who is a "non-employee director" within the meaning of Rule 16b-3.

        2.30  "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        2.31  "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        2.32  "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

        2.33  "Option Agreement" means an agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company) between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

        2.34  "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        2.35  "Outside Director" means a Director who is an "outside director" within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3) or any successor to such statute and regulation.

        2.36  "Participant" means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

        2.37  "Performance Compensation Award" means any Award designated by the Administrator as a Performance Compensation Award pursuant to Section 7.2 of the Plan.

        2.38  "Performance Criteria" means the criterion or criteria that the Administrator shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (or Affiliate, division or operational unit of the Company) and shall be limited to the following:

          (a)   net earnings or net income (before or after taxes);

          (b)   basic or diluted earnings per share (before or after taxes);

          (c)   net revenue or net revenue growth;

          (d)   gross revenue;

          (e)   gross profit or gross profit growth;

          (f)    net operating profit (before or after taxes);

          (g)   return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales);

          (h)   cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

          (i)    earnings before or after taxes, interest, depreciation and/or amortization;

          (j)    gross or operating margins;

          (k)   productivity ratios;

          (l)    share price (including, but not limited to, growth measures and total stockholders return);

          (m)  expense targets;

          (n)   margins;

          (o)   operating efficiency;

          (p)   objective measures of customer satisfaction;

          (q)   working capital targets;

          (r)   measures of economic value added;

          (s)   inventory control; and

          (t)    enterprise value.

Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or an Affiliate as a whole or any business unit of the Company and/or an Affiliate or any combination thereof, as the Administrator may deem appropriate, or any of the above Performance Criteria as compared to the performance of a group of comparable companies, or published or special index that the Administrator, in its sole discretion, deems appropriate, or the Company may select Performance Criterion (l) above as compared to various stock market indices. The Administrator also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Administrator shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit the Administrator discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Administrator shall have sole discretion to make such changes without obtaining stockholder approval.

        2.39  "Performance Formula" means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

        2.40  "Performance Goals" means, for a Performance Period, the one or more goals established by the Administrator for the Performance Period based upon the Performance Criteria. The Administrator is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as "performance-based compensation" under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events:

          (a)   asset write-downs;

          (b)   litigation or claim judgments or settlements;

          (c)   the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;

          (d)   any reorganization and restructuring programs;

          (e)   extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year;

          (f)    acquisitions or divestitures;

          (g)   any other specific unusual or nonrecurring events, or objectively determinable category thereof;

          (h)   foreign exchange gains and losses; and

          (i)    a change in the Company's fiscal year.

        2.41  "Performance Period" means the one or more periods of time not less than one (1) year in duration, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Performance Compensation Award.

        2.42  "Plan" means this Key Energy Services, Inc. 2007 Equity and Cash Incentive Plan.

        2.43  "Related Rights" has the meaning set forth in Section 7.3(a).

        2.44  "Restricted Award" means any Award granted pursuant to Section 7.1(a).

        2.45  "Restricted Period" has the meaning set forth in Section 7.1(a).

        2.46  "Restricted Stock" has the meaning set forth in Section 7.1(a).

        2.47  "Restricted Stock Units" has the meaning set forth in Section 7.1(a).

        2.48  "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        2.49  "SAR exercise price" has the meaning set forth in Section 7.3(b).

        2.50  "Securities Act" means the Securities Act of 1933, as amended.

        2.51  "Stock Appreciation Right" means the right pursuant to an award granted under Section 7.3 to receive an amount equal to the excess, if any, of (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of stock covered by such right or such portion thereof, over (B) the aggregate SAR exercise price of such right or such portion thereof.

        2.52  "Stock for Stock Exchange" has the meaning set forth in Section 6.4.

        2.53  "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.     Administration.

        3.1    Administration by Board.    The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3.5.

        3.2    Powers of Administrator.    The Administrator shall have the power and authority to select and grant to Participants Awards pursuant to the terms of the Plan.

        3.3    Specific Powers.    In particular, the Administrator shall have the authority: (a) to construe, interpret and administer the Plan, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (b) to promulgate, amend, and rescind rules and regulations relating to the administration of the

Plan; (c) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (d) to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve Covered Employees or "insiders" within the meaning of Section 16 of the Exchange Act; (e) to determine when Awards are to be granted under the Plan and the applicable Date of Grant; (f) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted; (g) to determine the number of shares of Common Stock to be made subject to each Award; (h) to determine whether each Option is to be an Incentive Stock Option or a Nonstatutory Stock Option; (i) to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment, vesting provisions and Right of Repurchase provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (j) to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant's rights or increases a Participant's obligations under his or her Award or creates or increases a Participant's federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant's consent; (k) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company's employment policies; (l) to make decisions with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers anti-dilution adjustments; and (m) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of the Plan.

        3.4    Decisions Final.    All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

        3.5    The Committee.

          (a)    General.    The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Administrator shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

          (b)    Committee Composition when Common Stock is Registered.    At any such time as the Common Stock is required to be registered under Section 12 of the Exchange Act, the Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 and/or Section 162(m) of the Code. However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an option is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.

        3.6    Indemnification.    In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrator shall be indemnified by the Company against the reasonable expenses, including attorney's fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with the Plan or any option granted under the Plan, and against all amounts paid by the Administrator in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4.     Shares Subject to the Plan.

        Subject to adjustment in accordance with Section 12, the total number of shares of Common Stock that shall be available for the grant of Awards under the Plan shall not exceed 4,000,000; provided, that, for purposes of this limitation, any Common Stock subject to an Option or Award that is canceled, forfeited or expires prior to exercise or realization shall again become available for issuance under the Plan. Subject to adjustment in accordance with Section 12, no Participant shall be granted, during any one (1) year period, Options to purchase Common Stock and/or Stock Appreciation Rights with respect to more than 500,000 shares of Common Stock. Stock available for distribution under the Plan shall be authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner. Notwithstanding anything to the contrary contained herein: (i) shares tendered in payment of an Option shall not be added to the aggregate plan limit described above; (ii) shares withheld by the Company to satisfy any tax withholding obligation shall not be added to the aggregate plan limit described above; and (iii) all shares covered by a Stock Appreciation Right or other Awards, whether or not shares of Common Stock are actually issued to the Participant upon exercise or settlement of the Award, shall be considered issued or transferred pursuant to the Plan. All shares reserved for issuance under the Plan may be used for Incentive Stock Options. No fractional shares of Common Stock may be issued.

5.     Eligibility.

        5.1    Eligibility for Specific Awards.    Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants and those individuals whom the Administrator determines are reasonably expected to become Employees, Directors and Consultants following the Date of Grant.

        5.2    Ten Percent Stockholders.    A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock at the Date of Grant and the Option is not exercisable after the expiration of five years from the Date of Grant.

        5.3    Consultants.    A Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company (i.e., capital raising), or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

        5.4    Directors.    Each Director of the Company shall be eligible to receive discretionary grants of Awards under the Plan.

6.     Option Provisions.

        Each Option shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If for any reason an Option designated as an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonstatutory Option appropriately granted under the Plan. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        6.1    Term.    Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it was granted.

        6.2    Exercise Price of an Incentive Stock Option.    Subject to the provisions of Section 5.2 regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        6.3    Exercise Price of a Nonstatutory Stock Option.    The exercise price of each Nonstatutory Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

        6.4    Consideration.    The exercise price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Administrator, upon such terms as the Administrator shall approve, the exercise price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have a Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a "Stock for Stock Exchange"); (ii) a "cashless" exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise, or (iv) in any other form of legal consideration that may be acceptable to the Administrator. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act) shall be prohibited with respect to any Award under this Plan.

        6.5    Transferability of an Incentive Stock Option.    An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        6.6    Transferability of a Nonstatutory Stock Option.    A Nonstatutory Stock Option may, in the sole discretion of the Administrator, be transferable to a permitted transferee upon written approval by the Administrator to the extent provided in the Option Agreement. A permitted transferee includes: (a) a transfer by gift or domestic relations order to a member of the Optionholder's immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Administrator in connection with a program established and approved by the Administrator pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of such Nonstatutory Stock Option; and (c) such other transferees as may be permitted by the Administrator in its sole discretion. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        6.7    Vesting Generally.    The Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Administrator may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Option Agreement upon the occurrence of a specified event.

        6.8    Termination of Continuous Service.    Unless otherwise provided in an Option Agreement or in an employment agreement the terms of which have been approved by the Administrator, in the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability or termination by the Company for Cause), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder's Continuous Service, or (b) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. Unless otherwise provided in an Option Agreement or in an employment agreement the terms of which have been approved by the Administrator, or as otherwise provided in Sections 6.10 and 6.11 of this Plan, outstanding Options that are not exercisable at the time an Optionholder's Continuous Service terminates for any reason other than for Cause (including an Optionholder's death or Disability) shall be forfeited and expire at the close of business on the date of such termination. Unless otherwise provided in an Option Agreement or in an employment agreement the terms of which have been approved by the Administrator, if the Optionholder's Continuous Service terminates for Cause, all outstanding Options shall be forfeited (whether or not vested) and expire as of the beginning of business on the date of such termination for Cause.

        6.9    Extension of Termination Date.    An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant's Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

        6.10    Disability of Optionholder.    Unless otherwise provided in an Option Agreement, in the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

        6.11    Death of Optionholder.    Unless otherwise provided in an Option Agreement, in the event an Optionholder's Continuous Service terminates as a result of the Optionholder's death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

        6.12    Incentive Stock Option $100,000 Limitation.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

7.     Provisions of Awards Other Than Options.

        7.1    Restricted Awards

          (a)    General.

          A Restricted Award is an Award of actual shares of Common Stock ("Restricted Stock") or hypothetical Common Stock units ("Restricted Stock Units") having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the "Restricted Period") as the Administrator shall determine.

          (b)    Restricted Stock and Restricted Stock Units.

            (i)    Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Administrator determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Administrator may require the Participant to additionally execute and deliver to the Company (a) an escrow agreement satisfactory to the Administrator, if applicable and (b) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant should fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Administrator, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Participant or withheld by the Company for the Participant's account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Administrator. The cash dividends or stock dividends so withheld by the Administrator and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Administrator, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

            (ii)   The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Administrator, each Restricted Stock Unit (representing one share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock ("Dividend Equivalents"). At the discretion of the Administrator, Dividend Equivalents may be either currently paid to the Participant or withheld by the Company for the Participant's account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Administrator. Dividend Equivalents credited to a Participant's account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Administrator, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

          (c)    Restrictions.

            (i)    Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

            (ii)   Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

            (iii)  The Administrator shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

          (d)    Restricted Period.    With respect to Restricted Stock and Restricted Stock Units, the Restricted Period shall commence on the Date of Grant and end at the time or times set forth on a schedule established by the Administrator in the applicable Award Agreement.

          (e)    Delivery of Restricted Stock and Settlement of Restricted Stock Units.    Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 7.1(c) and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant's account with respect to such Restricted Stock and the interest thereon, if any. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit ("Vested Unit") and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 7.1(b)(ii) hereof and the interest thereon or, at the discretion of the Administrator, in shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Administrator may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Vested Unit.

          (f)    Stock Restrictions.    Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in the form the Company deems appropriate.

        7.2    Performance Compensation Awards.

          (a)    General.    The Administrator shall have the authority, at the time of grant of any Award described in this Plan (other than Options and Stock Appreciation Rights granted with an exercise price or grant price, as the case may be, equal to or greater than the Fair Market Value per share of Common Stock on the date of grant), to designate such Award as a Performance Compensation Award in order to qualify such Award as "performance-based compensation" under Section 162(m) of the Code. In addition, the Administrator shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award in order to qualify such Award as "performance-based compensation" under Section 162(m).

          (b)    Eligibility.    The Administrator will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 7.2. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

          (c)    Discretion of Administrator with Respect to Performance Compensation Awards.    With regard to a particular Performance Period, the Administrator shall have full discretion to select the length of such Performance Period (provided any such Performance Period shall be not less than one (1) year in duration), the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Administrator shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.2(c) and record the same in writing.

          (d)    Payment of Performance Compensation Awards.

            (i)    Condition to Receipt of Payment.    Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

            (ii)    Limitation.    A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant's Performance Compensation Award has been earned for the Performance Period.

            (iii)    Certification.    Following the completion of a Performance Period, the Administrator shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Administrator shall then determine the actual size of each Participant's Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion in accordance with Section 7.2(d)(iv) hereof, if and when it deems appropriate.

            (iv)    Use of Discretion.    In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Administrator may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Administrator shall not have the discretion to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase a Performance Compensation Award above the maximum amount payable under Section 7.2(d)(vi) of the Plan.

            (v)    Timing of Award Payments.    Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 7.2.

            (vi)    Maximum Award Payable.    Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 250,000 shares of Common Stock or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof on the first or last day of the Performance Period to which such Award relates, as determined by the Administrator. The maximum amount that can be paid in any calendar year to any Participant pursuant to a cash bonus Award described in the last sentence of Section 7.2(a) shall be $1,000,000. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Administrator or (B) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date.

        7.3    Stock Appreciation Rights.

          (a)    General.    Stock Appreciation Rights may be granted either alone ("Free Standing Rights") or, provided the requirements of Section 7.3(b) are satisfied, in tandem with all or part of any Option granted under the Plan ("Related Rights"). In the case of a Nonstatutory Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

          (b)    Grant Requirements.    A Stock Appreciation Right may only be granted if the Stock Appreciation Right does not provide for the deferral of compensation within the meaning of Section 409A of the Code. A Stock Appreciation Right does not provide for a deferral of compensation if: (A) the value of the Common Stock the excess over which the right provides for payment upon exercise (the "SAR exercise price") may never be less than the Fair Market Value of the underlying Common Stock on the date the right is granted, (B) the compensation payable under the Stock Appreciation Right can never be greater than the difference between the SAR exercise price and the Fair Market Value of the Common Stock on the date the Stock Appreciation Right is exercised, (C) the number of shares of Common Stock subject to the Stock Appreciation Right must be fixed on the date of grant of the Stock Appreciation Right, and (D) the right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right.

          (c)    Exercise and Payment.    Upon exercise thereof, the holder of a Stock Appreciation Right shall be entitled to receive from the Company, an amount equal to the product of (i) the excess of the Fair Market Value, on the date of such written request, of one share of Common Stock over the SAR exercise price per share specified in such Stock Appreciation Right or its related Option, multiplied by (ii) the number of shares for which such Stock Appreciation Right shall be exercised. Payment with respect to the exercise of a Stock Appreciation Right shall be paid on the date of exercise and may be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), cash or a combination thereof, as determined by the Administrator. Notwithstanding the foregoing, if, on the last day of the applicable exercise period, the Fair Market Value of the Common Stock exceeds the SAR exercise price and the Participant has not exercised the Stock Appreciation Right or the corresponding Option (if applicable), to the extent vested and exercisable, such Stock Appreciation Right shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

          (d)    Exercise Price.    The exercise price of a Free Standing Stock Appreciation Right shall be determined by the Administrator, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Date of Grant of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Administrator determines that the requirements of Section 7.3(b)(i) are satisfied.

          (e)    Reduction in the Underlying Option Shares.    Upon any exercise of a Stock Appreciation Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Common Stock for which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option shall have been exercised.

8.     Covenants of the Company.

        8.1    Availability of Shares.    During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

        8.2    Securities Law Compliance.    Each Option Agreement and Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Administrator may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.

9.     Use of Proceeds from Stock.

        Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

10.   Miscellaneous.

        10.1    Acceleration of Exercisability and Vesting.    The Administrator shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

        10.2    Stockholder Rights.    Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued, except as provided in Section 12 hereof.

        10.3    No Employment or Other Service Rights.    Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause, (b) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (c) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        10.4    Transfer, Approved Leave of Absence.    For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

        10.5    Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award (a) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (b) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        10.6    Withholding Obligations.    To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.

11.   Adjustments Upon Changes in Stock.

        Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 and the maximum number of shares of Common Stock with respect to which any one person may be granted Awards during any period stated in Section 4 and Section 7.2(d)(vi) will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award. Any adjustment in Incentive Stock Options under this Section 11 shall be made only to the extent not constituting a "modification" within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 11 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act or otherwise result in a violation of Section 409A of the Code. Further, with respect to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Administrator determines that such adjustments or substitutions may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes. Notwithstanding the above, in the event of any of the following: (i) the Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity or outstanding Awards are not to be assumed upon consummation of the proposed transaction; (ii) all or substantially all of the assets of the Company are acquired by another person; (iii) the reorganization or liquidation of the Company; or (iv) the Company shall enter into a written agreement to undergo an event described in clause (i), (ii) or (iii) above, then the Administrator may, in its discretion and upon at least 10 days' advance notice to the affected persons, cancel any outstanding Awards and cause the holders thereof to be paid, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event.

12.   Effect of Change in Control

        12.1  Unless otherwise provided in an Award Agreement:

          (a)   In the event of a Change in Control, notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, and either in or not in combination with another event such as a termination of the applicable Participant's Continuous Service by the Company without Cause, all Options and Stock Appreciation Rights subject to such Award shall become immediately exercisable with respect to 100 percent of the shares subject to such Option or Stock Appreciation Rights, and/or the Restricted Period shall expire immediately with respect to 100 percent of the shares of Restricted Stock or Restricted Stock Units subject to such Award (including a waiver of any applicable Performance Goals) and, to the extent practicable, such acceleration of exercisability and expiration of the Restricted Period (as applicable) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Common Stock subject to their Awards.

          (b)   In the event of a Change in Control, all incomplete Performance Periods in respect of such Award in effect on the date the Change in Control occurs shall end on the date of such change, and the Administrator shall (A) determine the extent to which Performance Goals with respect to each such Award Period have been met based upon such audited or unaudited financial information then available as it deems relevant, (B) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Award Period based upon the Administrator's determination of the degree of attainment of Performance Goals, and (C) cause the Award, if previously deferred, to be settled in full as soon as possible.

        12.2  In addition, in the event of a Change in Control, the Administrator may in its discretion and upon at least 10 days' advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event.

        12.3  The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

13.   Amendment of the Plan and Awards.

        13.1    Amendment/Termination of Plan.    The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock and Section 13.3, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law or securities exchange listing requirements. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.

        13.2    Stockholder Approval.    The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        13.3    Contemplated Amendments.    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Awards granted under it into compliance therewith.

        13.4    No Impairment of Rights.    Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

        13.5    Amendment of Awards.    The Administrator at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Administrator may not effect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

14.   General Provisions.

        14.1    Other Compensation Arrangements.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The Plan is intended to constitute an "unfunded" plan for incentive compensation and nothing contained in the Plan shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company.

        14.2    Recapitalizations.    Each Option Agreement and Award Agreement shall contain provisions required to reflect the provisions of Section 11.

        14.3    Delivery.    Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

        14.4    Other Provisions.    The Option Agreements and Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Administrator may deem advisable.

        14.5    Cancellation and Rescission of Awards for Detrimental Activity.

          (a)   Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that the Participant has not engaged in any Detrimental Activity described in Section 2.17.

          (b)   Unless the Award Agreement specifies otherwise, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Awards at any time if the Participant engages in any Detrimental Activity described in Section 2.17.

          (c)   In the event a Participant engages in Detrimental Activity described in Section 2.17 after any exercise, payment or delivery pursuant to an Award, during any period for which any restrictive covenant prohibiting such activity is applicable to the Participant, such exercise, payment or delivery may be rescinded within one year thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required by the Company. The Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

        14.6    Disqualifying Dispositions.    Any Participant who shall make a "disposition" (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Date of Grant of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

        14.7    Section 16.    It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14.7, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

        14.8    Section 162(m).    To the extent the Administrator issues any Award that is intended to be exempt from the application of Section 162(m) of the Code, the Administrator may, without shareholder or grantee approval, amend the Plan or the relevant Award agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company's Federal income tax deduction for compensation paid pursuant to any such Award.

15.   Effective Date of Plan.

        The Plan shall become effective as of the Effective Date.

16.   Termination or Suspension of the Plan.

        The Plan shall terminate automatically on the day before the 10th anniversary of the Effective Date. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 13.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Unless the Company determines to submit Section 7.2 of the Plan and the definition of "Performance Goal" and "Performance Criteria" to the Company's stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such stockholder approval is obtained, then no further Performance Compensation Awards shall be made to Covered Employees under Section 7.2 after the date of such annual meeting, but the Plan may continue in effect for Awards to Participants not in accordance with Section 162(m) of the Code.

17.   Choice of Law.

        The law of the State of Maryland shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of law rules.

PROXY

KEY ENERGY SERVICES, INC.
ANNUAL MEETING OF STOCKHOLDERS

To be held on December 6, 2007 at 9:00 a.m., Central Standard Time

This Proxy is solicited on behalf of the Board of Directors of Key Energy Services, Inc. (the "Company").

        The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoints each of Richard J. Alario and Newton W. Wilson III (with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of the Company to be held on Thursday, December 6, 2007, at the Inn at the Ballpark, 1520 Texas Avenue, Houston, Texas, and any adjourned or postponed session thereof, and there to vote and act as indicated upon the matters on the reverse side in respect of all shares of common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

        You can revoke your proxy at any time before it is voted at the annual meeting by (i) submitting another properly completed proxy bearing a later date; (ii) giving written notice of revocation to the Secretary of the Company; (iii) if you submitted a proxy through the Internet or by telephone, by submitting a proxy again through the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility; or (iv) voting in person at the annual meeting. If the undersigned hold(s) any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

        Please vote, date and sign on reverse side and return promptly in the enclosed pre-paid envelope.

        Has your address changed? Do you have any comments?

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

Your vote is important. Please vote immediately.

Submit-a-Proxy-by-Internet	Submit-a-Proxy-by-Telephone
Log on to the internet and go to http://www.voteproxy.com	Call toll-free 1-800-PROXIES (1-800-776-9437)

You may enter your voting instructions by telephone or internet up until
11:59 p.m., Central Time the day before the annual meeting date.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒ Please mark votes as in this example.

The shares of common stock of Key Energy Services, Inc. (the "Company") represented by this proxy will be voted as directed by the undersigned for the proposals herein proposed by the Company. If no direction is given with respect to any proposal specified herein, this proxy will be voted FOR the proposal. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the annual meeting or any adjournment thereof.

1.
To elect the following nominees as Class I directors of the Company:

Nominees:

  (01)    Lynn R. Coleman
  (02)    Kevin P. Collins
  (03)    W. Phillip Marcum
  (04)    William F. Owens

FOR ALL NOMINEES ☐            WITHHOLD FROM ALL NOMINEES ☐

  FOR ALL EXCEPT ☐
  Instruction: For all nominees except as noted above (write nominee(s) name in the space provided above).

2.
To approve the adoption of the Key Energy Services, Inc. 2007 Equity and Cash Incentive Plan.

☐ FOR            ☐ AGAINST             ☐ ABSTAIN

3.
To ratify the appointment by the Board of Directors of Grant Thornton LLP, an independent registered public accounting firm, as the Company's independent auditors for the fiscal year ending December 31, 2007.

☐ FOR            ☐ AGAINST             ☐ ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE ON REVERSE SIDE ☐

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date this proxy below.

Signature:	Date:
Signature:	Date:

2